                                                                    EXHIBIT 10.2


                                CREDIT AGREEMENT

                                      among

                              SAFELITE GLASS CORP.,

                          VARIOUS LENDING INSTITUTIONS,

                            THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT,

                             BANKERS TRUST COMPANY,
                              AS SYNDICATION AGENT,

                                       AND

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             AS DOCUMENTATION AGENT,

                        --------------------------------


Dated as of December 20, 1996, as amended and restated through December 17, 1997
                        --------------------------------

                                TABLE OF CONTENTS


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SECTION 1.  Amount and Terms of Credit..........................................................................  1
         1.01  Commitments......................................................................................  1
         1.02  Minimum Borrowing Amounts, etc. .................................................................  5
         1.03  Notice of Borrowing..............................................................................  5
         1.04  Disbursement of Funds............................................................................  6
         1.05  Evidence of Debt.................................................................................  7
         1.06  Conversions......................................................................................  7
         1.07  Pro Rata Borrowings..............................................................................  8
         1.08  Interest.........................................................................................  8
         1.09  Interest Periods.................................................................................  9
         1.10  Increased Costs, Illegality, etc. ............................................................... 10
         1.11  Compensation..................................................................................... 12
         1.12  Change of Lending Office......................................................................... 13
         1.13  Replacement of Banks............................................................................. 13

SECTION 2.  Letters of Credit................................................................................... 14
         2.01  Letters of Credit................................................................................ 14
         2.02  Letter of Credit Requests; Notices of Issuance................................................... 15
         2.03  Agreement to Repay Letter of Credit Drawings..................................................... 15
         2.04  Letter of Credit Participations.................................................................. 16
         2.05  Increased Costs.................................................................................. 18

SECTION 3.  Fees; Commitments................................................................................... 19
         3.01  Fees   .......................................................................................... 19
         3.02  Voluntary Termination or Reduction of Commitments................................................ 20
         3.03  Mandatory Adjustments of Commitments, etc. ...................................................... 21

SECTION 4.  Payments............................................................................................ 21
         4.01  Voluntary Prepayments............................................................................ 21
         4.02  Mandatory Prepayments............................................................................ 22
         4.03  Method and Place of Payment...................................................................... 28
         4.04  Net Payments..................................................................................... 29

SECTION 5.  Conditions Precedent................................................................................ 30
         5.01  Execution of Agreement; Notes.................................................................... 30
         5.02  [RESERVED]....................................................................................... 30
         5.03  Officer's Certificate............................................................................ 31
         5.04  Opinions of Counsel.............................................................................. 31
         5.05  Corporate Proceedings............................................................................ 31
         5.06  Adverse Change, etc. ............................................................................ 31
         5.07  Litigation....................................................................................... 31
         5.08  Approvals........................................................................................ 32
         5.09  Senior Subordinated Notes Consent Solicitation................................................... 32


                                       (i)
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
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         5.10  Security Documents............................................................................... 32
         5.11  Fees and Expenses................................................................................ 33
         5.12  Mortgages; Title Insurance....................................................................... 33
         5.13  Existing Indebtedness Agreements; Shareholders' Agreements; Management
                      Agreements; Tax Allocation Agreements..................................................... 34
         5.14  Solvency Opinions; Evidence of Insurance......................................................... 34
         5.15  Pro Forma Balance Sheet.......................................................................... 35
         5.16  Projections...................................................................................... 35
         5.17  Existing Indebtedness of Borrower................................................................ 35
         5.18  Payment of Accrued Interest, Fees; Continuation of Principal..................................... 35
         5.20  Officer's Certificate............................................................................ 35
         5.21  Opinions of Counsel.............................................................................. 36
         5.22  Corporate Proceedings............................................................................ 36
         5.23  Adverse Change, etc. ............................................................................ 36
         5.24  Litigation....................................................................................... 36
         5.25  Approvals........................................................................................ 37
         5.26  Consummation of the Transaction.................................................................. 37
         5.27  Security Documents............................................................................... 37
         5.28  Fees and Expenses................................................................................ 38
         5.29  [Reserved]....................................................................................... 38
         5.30  Evidence of Insurance............................................................................ 38
         5.31  Existing Indebtedness............................................................................ 39
         5.32  Payment of Fees.................................................................................. 39
         5.33  No Default; Representations and Warranties....................................................... 39
         5.34  Notice of Borrowing; Letter of Credit Request.................................................... 39

SECTION 6.  Representations, Warranties and Agreements.......................................................... 40
         6.01  Corporate Status................................................................................. 40
         6.02  Corporate Power and Authority.................................................................... 40
         6.03  No Violation..................................................................................... 40
         6.04  Litigation....................................................................................... 41
         6.05  Use of Proceeds; Margin Regulations.............................................................. 41
         6.06  Governmental Approvals........................................................................... 41
         6.07  Investment Company Act........................................................................... 42
         6.08  Public Utility Holding Company Act............................................................... 42
         6.09  True and Complete Disclosure..................................................................... 42
         6.10  Financial Condition; Financial Statements........................................................ 42
         6.11  Security Interests............................................................................... 44
         6.12  Representations and Warranties in Other Documents................................................ 44
         6.13  Transaction...................................................................................... 44
         6.14         .......................................................................................... 44
         6.15  Compliance with ERISA............................................................................ 45
         6.16  Capitalization................................................................................... 45
         6.17  Subsidiaries..................................................................................... 46
         6.18  Intellectual Property............................................................................ 46
         6.19  Compliance with Statutes, etc. .................................................................. 46


                                      (ii)
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         6.20  Environmental Matters............................................................................ 46
         6.21  Properties....................................................................................... 47
         6.22  Labor Relations.................................................................................. 47
         6.23  Tax Returns and Payments......................................................................... 47
         6.24  Existing Indebtedness............................................................................ 48
         6.25  Senior Subordinated Notes........................................................................ 48

SECTION 7.  Affirmative Covenants............................................................................... 48
         7.01  Information Covenants............................................................................ 49
         7.02  Books, Records and Inspections................................................................... 52
         7.03  Insurance........................................................................................ 52
         7.04  Payment of Taxes................................................................................. 52
         7.05  Corporate Franchises............................................................................. 52
         7.06  Compliance with Statutes, etc. .................................................................. 52
         7.07  Compliance with Environmental Laws............................................................... 53
         7.08  ERISA  .......................................................................................... 53
         7.09  Good Repair...................................................................................... 54
         7.10  End of Fiscal Years; Fiscal Quarters............................................................. 54
         7.11  Additional Security; Further Assurances.......................................................... 54
         7.12  Interest Rate Protection......................................................................... 56
         7.13  Foreign Subsidiaries Security.................................................................... 57
         7.14  Pledge of Borrower's Stock....................................................................... 57

SECTION 8.  Negative Covenants.................................................................................. 58
         8.01  Changes in Business.............................................................................. 58
         8.02  Consolidation, Merger, Sale or Purchase of Assets, etc. ......................................... 58
         8.03  Liens  .......................................................................................... 60
         8.04  Indebtedness..................................................................................... 62
         8.05  Designated Senior Debt........................................................................... 63
         8.06  Advances, Investments and Loans.................................................................. 63
         8.07  Dividends, etc. ................................................................................. 66
         8.08  Transactions with Affiliates..................................................................... 67
         8.09  Capital Expenditures............................................................................. 68
         8.10         .......................................................................................... 69
         8.11  Interest Coverage Ratio.......................................................................... 69
         8.12  Leverage Ratio................................................................................... 70
         8.14  Limitation on Certain Restrictions on Subsidiaries............................................... 72
         8.15.  Limitation on the Creation of Subsidiaries...................................................... 72
         8.16.  Limitation on LS Companies...................................................................... 72
         8.17.  Maintenance of Corporate Separateness; Etc...................................................... 73

SECTION 9.  Events of Default................................................................................... 73
         9.01  Payments......................................................................................... 73
         9.02  Representations, etc. ........................................................................... 73
         9.03  Covenants........................................................................................ 73
         9.04  Default Under Other Agreements................................................................... 73
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                                      (iii)
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         9.05  Bankruptcy, etc. ................................................................................ 74
         9.06  ERISA  .......................................................................................... 74
         9.07  Security Documents............................................................................... 75
         9.08  Guaranties....................................................................................... 75
         9.09  Judgments........................................................................................ 75
         9.10  Ownership........................................................................................ 75

SECTION 10.  Definitions........................................................................................ 76

SECTION 11.  The Agents.........................................................................................100
         11.01  Appointment.....................................................................................100
         11.02  Delegation of Duties............................................................................100
         11.03  Exculpatory Provisions..........................................................................100
         11.04  Reliance by Administrative Agent................................................................101
         11.05  Notice of Default...............................................................................101
         11.06  Nonreliance on Administrative Agent and other Banks.............................................102
         11.07  Indemnification.................................................................................102
         11.08  Administrative Agent in its Individual Capacity.................................................103
         11.09  Holders.........................................................................................103
         11.10  Resignation of the Administrative Agent; Successor Administrative Agent.........................103
         11.11  Documentation Agent, Syndication Agent and Co-Agents............................................103
         11.12  Letter of Credit Issuer.........................................................................103

SECTION 12.  Miscellaneous......................................................................................104
         12.01  Payment of Expenses, etc. ......................................................................104
         12.02  Right of Setoff.................................................................................104
         12.03  Notices.........................................................................................105
         12.04  Benefit of Agreement............................................................................105
         12.05  No Waiver; Remedies Cumulative..................................................................107
         12.06  Payments Pro Rata...............................................................................107
         12.07  Calculations; Computations......................................................................108
         12.08  Governing Law; Submission to Jurisdiction; Venue................................................108
         12.09  Counterparts....................................................................................109
         12.10  Effectiveness...................................................................................109
         12.11  Headings Descriptive............................................................................109
         12.12  Amendment or Waiver; etc. ......................................................................109
         12.13  Survival........................................................................................111
         12.14  Domicile of Loans...............................................................................111
         12.15  Confidentiality.................................................................................111
         12.16  Waiver of Jury Trial............................................................................112
         12.17  Integration.....................................................................................112
         12.18          Syndication.............................................................................112


                                      (iv)

ANNEX I                      List of Banks and Commitments
ANNEX II                     Bank Addresses
SCHEDULE 2.01                Existing Letters of Credit
SCHEDULE 5.16
         Projections
SCHEDULE 6.04                Litigation
SCHEDULE 6.16                Capital Stock of the Borrower
SCHEDULE 6.17
         Subsidiaries
SCHEDULE 6.21
         Real Properties
SCHEDULE 6.24
         Existing Indebtedness
SCHEDULE 8.03
         Existing Liens
SCHEDULE 8.06
         Existing Investments

EXHIBIT A-1
         Form of Notice of Borrowing
EXHIBIT A-2
         Form of Letter of Credit Request
EXHIBIT B-1
         Form of A Term Note
EXHIBIT B-2
         Form of B Term Note
EXHIBIT B-3                  Form of C Term Note
EXHIBIT B-4
         Form of Revolving Note
EXHIBIT B-5
         Form of Swingline Note
EXHIBIT C
         Form of Section 4.04(b)(ii) Certificate
EXHIBIT D-1
         Form of Opinion of Hutchins, Wheeler & Dittmar
                               (Initial Borrowing Date)
EXHIBIT D-2
         Form of Opinion of Hutchins, Wheeler & Dittmar
                               (Second Borrowing Date)
EXHIBIT E
         Form of Officers' Certificate
EXHIBIT F
         Form of Pledge Agreement
EXHIBIT G
         Form of Security Agreement
EXHIBIT H
         Form of Subsidiary Guaranty


                                       (v)

EXHIBIT I
         Form of Subordination Provisions
EXHIBIT J
         Form of Assignment and Assumption Agreement
EXHIBIT K
         Form of Intercompany Note
EXHIBIT L
         Form of Shareholder Subordinated Note


                                      (vi)

                  CREDIT AGREEMENT, dated as of December 20, 1996, as amended and restated through December 17, 1997, among SAFELITE GLASS CORP., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks"), THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), BANKERS TRUST COMPANY, as Syndication Agent (in such capacity, the "Syndication Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent (in such capacity, the "Documentation Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, certain of the Banks (the "Existing Banks"), the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to the Credit Agreement dated as of December 20, 1996, as amended (as in effect immediately prior to the effectiveness of this Agreement, the "Existing Credit Agreement"), pursuant to which the Existing Banks extended credit to the Borrower;

                  WHEREAS, pursuant to the Merger Agreement dated as of October 10, 1997 (as further defined herein, the "Merger Agreement") between Vistar, Inc., a Delaware corporation ("Vistar"), and the Borrower, it is anticipated that Vistar will merge (the "Merger") into the Borrower with the Borrower as the surviving corporation; and

                  WHEREAS, the parties hereto have elected to amend and restate the Existing Credit Agreement pursuant to this Agreement rather than enter into a new credit agreement for their convenience;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 Commitments. (A) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans to the Borrower which loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the A Term Loan Facility, the B Term Loan Facility, the C Term Loan Facility and the Revolving Credit Facility, as set forth below:

                  (a) Each loan under the A Term Loan Facility (each an "A Term Loan" and, collectively, the "A Term Loans") (i) shall be made pursuant to a drawing on either the Initial Borrowing Date or the Second Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall be made as Base Rate Loans or Eurodollar Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that (x) all A Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of A Term Loans of the same Type, (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of A Term

         Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing), and (z) prior to the Second Borrowing Date, all A Term Loans shall be made as Base Rate Loans, and
         (iv) shall not exceed for any Bank at the time of incurrence thereof, and after giving effect to the repayment of the A Term Loans to be repaid with the proceeds of subsequent A Term Loans made on the Second Borrowing Date, that aggregate principal amount which equals the A Term Loan Commitment, if any, of such Bank at such time. Once repaid, A Term Loans may not be reborrowed (except as otherwise provided for the Initial Lending Banks in the immediately following provisions of this paragraph). Notwithstanding the foregoing, only the Initial Lending Banks shall make A Term Loans on the Initial Borrowing Date, and the aggregate amount of the A Term Loans made by each such Bank on the Initial Borrowing Date shall equal the amount thereof previously agreed upon by the Borrower and such Bank (which amount may exceed the amount of such Bank's A Term Loan Commitment set forth on Annex I). The aggregate amount of the A Term Loans made on the Initial Borrowing Date shall not exceed $150,000,000, and such amount shall be repaid with the proceeds of A Term Loans made on the Second Borrowing Date. Each Bank having an A Term Loan Commitment shall make an A Term Loan on the Second Borrowing Date in accordance with the preceding provisions of this paragraph.

                  (b) Each loan under the B Term Loan Facility (each a "B Term Loan" and, collectively, the "B Term Loans") (i) shall be made pursuant to a drawing, on either the Initial Borrowing Date or the Second Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall be made as Base Rate Loans or Eurodollar Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that (x) all B Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of B Term Loans of the same Type, (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing) and (z) prior to the Second Borrowing Date, all B Term Loans shall be made as Base Rate Loans, and (iv) shall not exceed for any Bank at the time of incurrence thereof, and after giving effect to the repayment of the B Term Loans to be repaid with the proceeds of subsequent B Term Loans made on the Second Borrowing Date, that aggregate principal amount which equals the B Term Loan Commitment, if any, of such Bank at such time. Once repaid, B Term Loans may not be reborrowed (except as otherwise provided for the Initial Lending Banks in the immediately following provisions of this paragraph). Notwithstanding the foregoing, only the Initial Lending Banks shall make B Term Loans on the Initial Borrowing Date, and the amount of the B Term Loans made by each such Bank on the Initial Borrowing Date shall equal the amount thereof previously agreed upon by the Borrower and such Bank (which amount may exceed the amount of such Bank's B Term Loan Commitment set forth on Annex I). The aggregate amount of the B Term Loans made on the Initial Borrowing Date shall not exceed $100,000,000, and such amount shall be repaid with the proceeds of B Term Loans made on the Second Borrowing Date. Each Bank having a B Term Loan Commitment shall make a B Term Loan on the Second Borrowing Date in accordance with the preceding provisions of this paragraph.

                  (c) Each loan under the C Term Loan Facility (each a "C Term Loan" and, collectively, the "C Term Loans") (i) shall be made pursuant to a drawing on either the Initial Borrowing Date or the Second Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall be made as Base Rate Loans or Eurodollar Loans and, except as hereinafter provided, may, at the option of the Borrower, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that (x) all C Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of C Term Loans of the same Type, (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of C Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing) and (z) prior to the Second Borrowing Date, all C Term Loans shall be made as Base Rate Loans and (iv) shall not exceed for any Bank at the time of incurrence thereof, and after giving effect to the repayment of the C Term Loans to be repaid with the proceeds of subsequent C Term Loans made on the Second Borrowing Date, that aggregate principal amount which equals the C Term Loan Commitment, if any, of such Bank at such time. Once repaid, C Term Loans may not be reborrowed (except as otherwise provided for the Initial Lending Banks in the immediately following provisions of this paragraph). Notwithstanding the foregoing, the Initial Lending Banks shall make C Term Loans on the Initial Borrowing Date, and the amount of the C Term Loan made by each such Bank on the Initial Borrowing Date shall equal the amount thereof previously agreed upon by the Borrower and such Bank (which amount may exceed the amount of such Bank's C Term Loan Commitment set forth on Annex I). The aggregate amount of the C Term Loans made on the Initial Borrowing Date shall not exceed $42,000,000, and such amount shall be repaid with the proceeds of C Term Loans made on the Second Borrowing Date. Each Bank having a C Term Loan Commitment shall make a C Term Loan on the Second Borrowing Date in accordance with the preceding provisions of this paragraph.

                  (d) Each loan under the Revolving Credit Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date,

         (ii) shall be denominated in U.S. Dollars, (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing), (iv) may be repaid and reborrowed in accordance with the provisions hereof and
         (v) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals such Bank's Revolving Percentage of the Total Unutilized Revolving Credit Commitment at such time.

                  (B) Subject to and upon the terms and conditions herein set forth, Chase in its individual capacity agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of such Swingline Loans) at such time, an amount equal to the Total Revolving Credit Commitment then in effect and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Chase shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless Chase has entered into arrangements satisfactory to it and the Borrower to eliminate Chase's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Revolving Percentage of the outstanding Swingline Loans. Chase will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as Chase shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Majority Banks under the Revolving Credit Facility.

                  (C) On any Business Day, Chase may, in its sole discretion, give notice to the Revolving Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolving Banks pro rata based on each Revolving Bank's Revolving Percentage, and the proceeds thereof shall be applied directly to repay Chase for such outstanding Swingline Loans. Each Revolving Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Chase notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
(ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Bank (other than Chase) hereby agrees that it shall forthwith purchase from Chase (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Revolving Banks to share in such Swingline Loans ratably based upon their respective Revolving Percentages, provided that all interest payable on the Swingline Loans shall be for the account of Chase until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Revolving Bank purchasing same from and after such date of purchase.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than twenty
(20) Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans under any Facility (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 3:00 P.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to borrow Swingline Loans hereunder, it shall give Chase not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case

(x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(C), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(C).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or Chase (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, Chase or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, Chase's or the Letter of Credit Issuer's record of the terms of such telephonic notice (except in the case of gross negligence or bad faith).

                  1.04 Disbursement of Funds. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(C)), each Bank with a Commitment under the respective Facility will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, Chase shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

                  (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.05 Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Bank resulting from each Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 12.04(c), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Revolving Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's share thereof.

                  (c) The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 1.05(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Bank in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Bank, the Borrower will execute and deliver to such Bank (i) a promissory note of the Borrower evidencing the Revolving Loans of such Bank, substantially in the form of Exhibit B-4 with appropriate insertions as to date and principal amount (a "Revolving Note"), (ii) a promissory note of the Borrower evidencing the A Term Loan of such Bank, substantially in the form of Exhibit B-1 with appropriate insertions as to date and principal amount (an "A-Term Note"), (iii) a promissory note of the Borrower evidencing the B Term Loan of such Bank, substantially in the form of Exhibit B-2 with appropriate insertions as to date and principal amount (a "B-Term Note"), (iv) a promissory note of the Borrower evidencing the C Term Loan of such Bank, substantially in the form of Exhibit B-3 with appropriate insertions as to date and principal (a "C-Term Note"), (v) a promissory note of the Borrower evidencing the Swingline Loan of such Bank, substantially in the form of Exhibit B-5 with appropriate insertions as to date and principal amount (a "Swingline Note").

                  1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than Swingline Loans and Loans made on the Initial Borrowing Date, which at all times shall be maintained as Base Rate Loans) owing by the Borrower pursuant to a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; provided that (i) except as otherwise provided in Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion unless the Required Banks otherwise agree, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Periods referred to in clause (y) of each of Sections 1.01(A)(a)(iii), 1.01(A)(b)(iii) and 1.01(A)(c)(iii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under such Sections and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 3:00 P.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07 Pro Rata Borrowings. All Borrowings of Loans (other than Swingline Loans) under this Agreement shall be made by the Banks pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments, C Term Loan Commitments or Revolving Credit Commitments, as the case may be, subject to the provisions of the last three sentences of each of Section 1.01(A)(a), 1.01(A)(b) and 1.01(A)(c). It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder regardless of the failure of any other Bank to fulfill its commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and
(ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and other amounts (which other amounts are overdue more than five days) owed by any Credit Party under the Credit Documents shall bear interest at a rate per annum equal to (x) in the case of principal, the rate which is 2% in excess of the rate then borne by such Loans,
(y) in the case of interest, the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the applicable Facility from time to time and (z) in the case of such other amounts, the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the Revolving

Facility from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                  1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 3:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                  (i) all Eurodollar Loans comprising a Borrowing shall have the same Interest Period;

                  (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                 (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                   (v) no Interest Period for a Borrowing under a Facility may be elected if it would extend beyond the respective Maturity Date for such Facility;

                  (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence unless the Required Banks otherwise agree; and

                 (vii) no Interest Period with respect to any Borrowing of Term Loans shall extend beyond any date upon which a mandatory prepayment of such Term Loans is required to be made under Section 4.02(A)(b) (i),
         (ii) or (iii), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of such Term Loans permitted to be outstanding after such mandatory prepayment.

If upon the expiration of any Interest Period, the Borrower has failed to elect, or is not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                   (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes, assessments or similar charges imposed in lieu of net income taxes) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

                 (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within five Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be presumed to be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or
(iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitments or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this
Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans pursuant to Section 4.01 or any conversion of Eurodollar Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Bank pursuant to this Section 1.11.

                  1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or

Letters of Credit affected by such event; provided that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10,
2.05 or 4.04.

                  1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or
Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists or, in the case of clause (z) above, would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit and Swingline Loans by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01,
(y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Revolving Percentage of any Unpaid Drawing relating to a Letter of Credit (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) Chase an amount equal to such Replaced Bank's Revolving Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 7.13 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

                  SECTION 2.  Letters of Credit.

                  2.01 Letters of Credit. (a) The Existing Letters of Credit were issued prior to the Initial Borrowing Date pursuant to the Existing Credit Agreement. The Existing Letters of Credit shall be deemed to be reissued on the Initial Borrowing Date and shall become Letters of Credit hereunder. Subject to and upon the terms and conditions herein set forth, the Borrower may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue, for the account of the Borrower and in support of (i) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and are in respect of general corporate purposes of the Borrower or any of its Subsidiaries, as the case may be, and/or (ii) on a standby basis, L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries to any other Person, irrevocable letters of credit in such form as may be approved by the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer in each case agrees to issue from time to time Letters of Credit (each Existing Letter of Credit and each such letter of credit issued pursuant to this paragraph (a), a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, the Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if at the time of such issuance:

                   (x) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Letter of Credit Issuer as of the date hereof and which the Letter of Credit Issuer in good faith deems material to it; or

                   (y) the Letter of Credit Issuer shall have received notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $20,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Credit Commitment at such time; (ii) (x) each standby Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance, provided that any such Letter of Credit may be automatically extendable for periods of up to one year so long as such Letter of Credit provides that the Letter of Credit Issuer retains an option, satisfactory to the Letter of Credit Issuer, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date and (y) each trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Letter of Credit's date of issuance; (iii)(x) no standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day next preceding the Revolving Loan Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the Letter of Credit Issuer; and (vi) the Letter of Credit Issuer will not issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Majority Banks under the Revolving Credit Facility.

                  (c) Notwithstanding the foregoing, in the event a Bank Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Revolving Percentage of the applicable Letter of Credit Outstandings.

                  2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the Letter of Credit Issuer customarily requires in connection therewith. The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

                  (b) The Letter of Credit Issuer shall, on the date of each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Administrative Agent, each Bank and the Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

                  2.03 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than two Business Days following the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time for Revolving Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. The Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.03(a) or under any other Section of this Agreement.

                  (b) The Borrower's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against the Letter of Credit Issuer, any Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

                  2.04 Letter of Credit Participations. (a) Effective on the Initial Borrowing Date (in the case of each Existing Letter of Credit) and effective immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit (in the case of any Letter of Credit issued on or after the Initial Borrowing Date), the Letter of Credit Issuer in respect of such Letter of Credit shall be deemed to have sold and transferred to each other Revolving Bank, and each such Revolving Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Revolving Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Revolving Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Credit Commitments of the Revolving Banks pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Revolving Percentages of the assigning and assignee Bank.

                  (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the respective Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

                  (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the

Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Revolving Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Revolving Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such Participant's Revolving Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Revolving Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds rate. The failure of any Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer such other Participant's Revolving Percentage of any such payment.

                  (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Revolving Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each such Participant which has paid its Revolving Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Revolving Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                 (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  2.05 Increased Costs. If after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive issued after the date hereof (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this
Section 2.05 upon subsequent receipt of such certificate.

                  SECTION 3.  Fees; Commitments.

                  3.01 Fees. (a) The Borrower shall pay to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the date the Total Commitment has been terminated, computed at the rate of 1/2 of 1% per annum on the daily Aggregate Unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Commitment is terminated. From and after the first day of any Margin Adjustment Period (the "Start Date") to and including the last day of such Margin Adjustment Period, the Commitment Fee shall be the respective percentage per annum set forth in clause (A) or (B) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, ended immediately prior to such Start Date (the "Test Date"), the conditions set forth in clause (A) or (B) below are met:

                  (A) 1/2 of 1% per annum if the Leverage Ratio on such Test Date is greater than 5.00:1.0;

                  (B) 3/8 of 1% per annum if the Leverage Ratio on such Test Date is less than or equal to 5.00:1.0.

Notwithstanding anything to the contrary contained in the immediately preceding sentence, (i) the Commitment Fee shall be 1/2 of 1% per annum at any time when an Event of Default shall exist and (ii) the Commitment Fee shall be 3/8 of 1% per annum prior to the date which is nine months after the Initial Borrowing Date.

                  (b) The Borrower shall pay to the Administrative Agent for the account of the Revolving Banks pro rata on the basis of their Revolving Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect with respect to Revolving Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Credit Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower shall pay to the Administrative Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by the Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit, provided that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower shall pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

                  (e) The Borrower shall pay to each Agent, for its own account, such fees as may be agreed to from time to time between the Borrower and such Agent, when and as due.

                  (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

                  3.02 Voluntary Termination or Reduction of Commitments. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Credit Commitment, provided that (x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Credit Commitment of each of the Revolving Banks and (y) any partial reduction pursuant to this Section
3.02 shall be in the amount of at least $500,000 and increments of $100,000 in excess thereof.

                  (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to (i) require such Bank to assign its entire Revolving Credit Commitment and all Loans, Fees and other amounts owing to such Bank to another Bank or Banks (which would agree to provide the consent refused by the assignor Bank) pursuant to subsection 12.04(b), if such other Bank or Banks consent to such assignment, or (ii) terminate the entire Revolving Credit Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) and the Borrower shall pay to the Administrative Agent at such time an amount in cash and/or Cash Equivalents equal to such Bank's Revolving Percentage of the outstanding Letters of Credit (which cash and/or Cash Equivalents shall be held by the Administrative Agent as security for the obligations of the Borrower hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations or are released to the Borrower upon termination of the respective Letter of Credit) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

                  3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment shall terminate in its entirety on January 31, 1998 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) Each of the Total A Term Loan Commitment, the Total B Term Loan Commitment and the Total C Term Loan Commitment shall terminate in its entirety on the Second Borrowing Date, after giving effect to the making of the respective Term Loans on such date.

                  (c) The Total Revolving Credit Commitment (and the Revolving Credit Commitment of each Revolving Bank) shall terminate in their entirety on the earlier of (i) the date on which a Change of Control Event occurs and (ii) the Revolving Loan Maturity Date.

                  (d) From and after payment in full of the Term Loans, on each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e) or (f) would otherwise be required, the Total Revolving Credit Commitment shall be permanently reduced by the amount, if any, required to be applied pursuant to said Sections.

                  (e) Each reduction of the Total A Term Loan Commitment, the Total B Term Loan Commitment, the Total C Term Loan Commitment or the Total Revolving Credit Commitment pursuant to this Section 3.03 shall apply proportionately to the A Term Loan Commitment, the B Term Loan Commitment, the C Term Loan Commitment or the Revolving Credit Commitment, as the case may be, of each Bank.

                  SECTION 4.  Payments.

                  4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are A Term Loans, B Term Loans, C Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 3:00 P.M. (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Term Loans or Revolving Loans and (y) on the date of such prepayment in the case of Swingline Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 (or $25,000 in the case of Swingline Loans) and in increments of $100,000 (or $10,000, in the case of Swingline Loans) in excess thereof, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of all Revolving Loans then outstanding; (iv) each prepayment of Term Loans pursuant to this Section 4.01(a) must consist of a prepayment of A Term Loans (in an amount equal to the A TL Percentage of such prepayment), B Term Loans (in an amount equal to the B TL Percentage of such prepayment) and C Term Loans (in an amount equal to the C TL Percentage of such prepayment); (v) each prepayment of A Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled A Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled A Repayment); (vi) each prepayment of B Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled B Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled B Repayment); and (vii) each prepayment of C Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled C Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled C Repayment).

                  (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in
Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank in accordance with said Section 12.12(b) so long as
(A) in the case of the repayment of Revolving Loans of any Revolving Bank pursuant to this paragraph (b) the Revolving Credit Commitment of such Revolving Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Credit Commitments) and (B) in the case the repayment of Loans of any Bank the consents required by Section 12.12(b) in connection with the repayment pursuant to this paragraph (b) shall have been obtained.

                  4.02  Mandatory Prepayments.

                  (A)  Requirements:

                  (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Revolving Credit Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment as then in effect, the Borrower shall pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations or are released to the Borrower upon termination of the applicable Letter of Credit).

                  (b) (i) The Borrower shall be required to repay the principal amount of A Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled A Repayment"):

         Scheduled A Repayment Date                                Amount
         --------------------------                                ------
         the last Business Day in September, 1999              $5,000,000.00
         the last Business Day in December, 1999                5,000,000.00

         the last Business Day in March, 2000                   5,000,000.00
         the last Business Day in June, 2000                    5,000,000.00
         the last Business Day in September, 2000               5,000,000.00
         the last Business Day in December, 2000                5,000,000.00

         the last Business Day in March, 2001                   7,500,000.00
         the last Business Day in June, 2001                    7,500,000.00
         the last Business Day in September, 2001               7,500,000.00
         the last Business Day in December, 2001                7,500,000.00

         the last Business Day in March, 2002                  10,000,000.00
         the last Business Day in June, 2002                   10,000,000.00
         the last Business Day in September, 2002              10,000,000.00
         the last Business Day in December 2002                10,000,000.00

         the last Business Day in March, 2003                  12,500,000.00
         the last Business Day in June, 2003                   12,500,000.00
         the last Business Day in September, 2003              12,500,000.00
         A Term Loan Maturity Date                             12,500,000.00

                  (ii) The Borrower shall be required to repay the principal amount of B Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled B Repayment"):

         Scheduled B Repayment Date                                Amount
         --------------------------                                ------
         the last Business Day in September, 1999                $250,000.00
         the last Business Day in December, 1999                  250,000.00

         the last Business Day in March, 2000                     250,000.00
         the last Business Day in June, 2000                      250,000.00
         the last Business Day in September, 2000                 250,000.00
         the last Business Day in December, 2000                  250,000.00

         the last Business Day in March, 2001                     250,000.00
         the last Business Day in June, 2001                      250,000.00

         the last Business Day in September, 2001                250,000.00
         the last Business Day in December, 2001                 250,000.00

         the last Business Day in March, 2002                    250,000.00
         the last Business Day in June, 2002                     250,000.00
         the last Business Day in September, 2002                250,000.00
         the last Business Day in December, 2002                 250,000.00

         the last Business Day in March, 2003                 12,062,500.00
         the last Business Day in June, 2003                  12,062,500.00
         the last Business Day in September, 2003             12,062,500.00
         the last Business Day in December, 2003              12,062,500.00

         the last Business Day in March, 2004                 12,062,500.00
         the last Business Day in June, 2004                  12,062,500.00
         the last Business Day in September, 2004             12,062,500.00
         B Term Loan Maturity Date                            12,062,500.00

                  (iii) The Borrower shall be required to repay the principal amount of C Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled C Repayment"):

         Scheduled C Repayment Date                                 Amount
         --------------------------                                 ------
         the last Business Day in September, 1999                 $250,000.00
         the last Business Day in December, 1999                   250,000.00

         the last Business Day in March, 2000                      250,000.00
         the last Business Day in June, 2000                       250,000.00
         the last Business Day in September, 2000                  250,000.00
         the last Business Day in December, 2000                   250,000.00

         the last Business Day in March, 2001                      250,000.00
         the last Business Day in June, 2001                       250,000.00
         the last Business Day in September, 2001                  250,000.00
         the last Business Day in December, 2001                   250,000.00

         the last Business Day in March, 2002                      250,000.00
         the last Business Day in June, 2002                       250,000.00
         the last Business Day in September, 2002                  250,000.00
         the last Business Day in December, 2002                   250,000.00

         the last Business Day in March, 2003                      250,000.00
         the last Business Day in June, 2003                       250,000.00
         the last Business Day in September, 2003                  250,000.00
         the last Business Day in December, 2003                   250,000.00

         the last Business Day in March, 2004                 11,937,500.00
         the last Business Day in June, 2004                  11,937,500.00
         the last Business Day in September, 2004             11,937,500.00
         the last Business Day in December, 2004              11,937,500.00

         the last Business Day in March, 2005                 11,937,500.00
         the last Business Day in June, 2005                  11,937,500.00
         the last Business Day in September, 2005             11,937,500.00
         C Term Loan Maturity Date                            11,937,500.00

                  (c) On the Business Day after the date of receipt thereof by the Borrower and/or any of its Subsidiaries of Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans, in each case subject to modification of such application as set forth in Section 4.02(C)), provided that with respect to no more than $10,000,000 in the aggregate of such Net Cash Proceeds in any fiscal year of the Borrower, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets used or to be used in the businesses referred to in Section 8.01(a) (including without limitation (but only to the extent permitted by Section 8.02), capital stock of a corporation engaged in any such business) within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (1) if all or any portion of such Net Cash Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such 180 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c) and (2) if all or any portion of such Net Cash Proceeds are not required to be applied on the 180th day referred to in clause
(1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination of expiration as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c). Notwithstanding the foregoing, and in addition to the exemption from repayment described in the immediately preceding sentence, Net Cash Proceeds from any Asset Sale in the ordinary course of business shall not be required to be applied to the making of mandatory repayments pursuant to this paragraph (c) as long as no Default or Event of Default then exists or would exist after giving effect thereto.

                  (d) On the Business Day after the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness or the issuance or sale of equity securities by the Borrower and/or any of its Subsidiaries (other than Indebtedness permitted to be incurred by Section 8.04 as such section is in effect on the Effective Date) shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term

Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans, in each case subject to modification of such application as set forth in Section 4.02(C)); provided that proceeds of equity applied in accordance with Section 8.07(iii) and/or Section 8.13 shall not be required to be applied as a mandatory prepayment pursuant to this Section 4.02(A)(d).

                  (e) On each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow of the Borrower and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans, in each case subject to modification of such application as set forth in Section 4.02(C)).

                  (f) Within 10 days following each date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans (with the A TL Percentage of such amount to be applied as a repayment of the A Term Loans, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans, in each case subject to modification of such application as set forth in Section 4.02(C)), provided that so long as no Default or Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or contractually committed to be used) within 360 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided above in this Section 4.02(A)(f) and
(ii) if all or any portion of such proceeds are not required to be applied on the 360th day referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this
Section 4.02(A)(f).

                  (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans of the respective Facility shall be repaid in full on the Maturity Date for such Facility.

                  (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all A Term Loans, B Term Loans and C Term Loans made on the Initial Borrowing Date shall be repaid with the proceeds of the A Term Loans, B Term Loans and C Term Loans, respectively, made on the Second Borrowing Date.

                  (i) In the event the amount of any prepayment required to be made pursuant to paragraph (c) or (d) above shall exceed the aggregate principal amount of the Base Rate Loans outstanding under the Facilities required to be prepaid (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable Base Rate Loans and to deposit an amount equal to the Excess Amount with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this paragraph (i) and (y) the Borrower shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Cash Equivalents specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Cash Equivalents; provided, however, that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Cash Equivalent shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result. Notwithstanding the foregoing, no prepayment (or portion thereof) required pursuant to paragraph (c) or (d) above may be deferred pursuant to this paragraph (i) by more than 30 days.

                  (B)  Application:

                  (a) Any amount required to be applied to A Term Loans, B Term Loans or C Term Loans, as the case may be, shall apply to the repayment of the outstanding principal amount of A Term Loans, B Term Loans and C Term Loans, respectively, of the respective Facility.

                  (b) All repayments of A Term Loans, B Term Loans and C Term Loans pursuant to Section 4.02(A)(c), (d), (e) or (f) shall be applied to reduce the then remaining Scheduled Repayments of the respective Facility pro rata based on the then remaining Scheduled Repayments of the respective Facility.

                  (c) With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided that (i) Eurodollar Loans made pursuant to a specific Facility may be designated for repayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided that no repayment pursuant to Section 4.02(A)(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  (C)      Waiver of Certain Mandatory Repayments
                           by B Banks and C Banks

                  Notwithstanding anything to the contrary contained in this
Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 12.12), Banks with outstanding B Term Loans (the "B Banks") or outstanding C Term Loans (the "C Banks") may waive a mandatory repayment of such Loans pursuant to Section 4.02(A)(c), (d), (e) and/or (f) (each such repayment, a "Waivable Mandatory Repayment") upon the terms and provisions set forth in this Section 4.02(C). The Borrower shall give to the Administrative Agent written notice of its intention to make a Waivable Mandatory Repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all B Banks and C Banks (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Term Loans under such Facilities). Any B Bank and C Bank may waive all or any part of any such Waivable Mandatory Repayment. In the event any such B Bank or C Bank desires to waive such Bank's right to receive any such Waivable Mandatory Repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the A Term Loans in accordance with Section 4.02(B).

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  SECTION 5. Conditions Precedent. The obligation of each Bank to make each Loan to the Borrower hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

                  (a)  Conditions to Initial Borrowing Date.

                  5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank which has requested such Notes, the appropriate A Term Note, B Term Note, C Term Note and Revolving Note, if any, and to Chase, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

                  5.02  [RESERVED]

                  5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.07, 5.08, 5.09 and 5.33 exist as of such date.

                  5.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Hutchins, Wheeler & Dittmar, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) local and other counsel to the Credit Parties and/or the Administrative Agent reasonably satisfactory to the Administrative Agent, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  5.05 Corporate Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Administrative Agent.

                  (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents to be consummated on and as of the Initial Borrowing Date shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  5.06 Adverse Change, etc. Since September 27, 1997, nothing shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect. Since September 30, 1997, nothing shall have occurred that has had or could reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of Vistar and its Subsidiaries taken as a whole.

                  5.07 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or (b) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Administrative Agent hereunder or under any other Credit Document.

                  5.08 Approvals. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (other than any such approvals with respect to the Merger which the Borrower reasonably believes both individually and in the aggregate are not material to the operations of the Borrower and its Subsidiaries taken as a whole), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans or the issuance of the Letters of Credit.

                  5.09 Senior Subordinated Notes Consent Solicitation. On the Initial Borrowing Date, the Senior Subordinated Note Indenture shall have been amended in accordance with the Senior Subordinated Notes Consent Solicitation in order to permit the Transaction.

                  5.10 Security Documents. (a) On the Initial Borrowing Date the Borrower shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

                  (b) On the Initial Borrowing Date, the Borrower and each of its material Subsidiaries, if any, shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

                  (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                  (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Borrower or any of its Domestic Subsidiaries or Vistar or any of its Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause
         (A) above or as otherwise identified by the Administrative Agent, together with copies of such financing statements that name the Borrower or any of its Domestic Subsidiaries or Vistar or any of its Domestic Subsidiaries as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

                  (C) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

                  (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

                  (c) On the Initial Borrowing Date, each of the Borrower's material Subsidiaries, if any then exist, shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Guaranty").

                  5.11 Fees and Expenses. The aggregate amount of all fees and expenses to be paid in connection with the Transaction on or prior to the Initial Borrowing Date shall not exceed $15,000,000.

                  5.12 Mortgages; Title Insurance. (a) On the Initial Borrowing Date, the Collateral Agent shall have received fully executed counterparts of each Mortgage delivered in connection with the Existing Credit Agreement (the "Original Mortgages"), as amended and restated as of the Initial Borrowing Date in form and substance satisfactory to the Collateral Agent (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Restated Mortgages"), covering each of the Mortgaged Properties (other than Mortgaged Properties owned by Vistar or any of its Subsidiaries), and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of the Restated Mortgages shall be recorded in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to continue a valid and enforceable first priority mortgage Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the ratable benefit of the Secured Creditors.

                  (b) On the Initial Borrowing Date, the Collateral Agent shall have received in respect of each of the mortgagee title insurance policies issued to the Collateral Agent in connection with the Original Mortgages (the "Original Mortgage Policies"), either (i) a mortgage modification endorsement thereto or (ii) a title policy "datedown" or update thereof, in the reasonable discretion of the Collateral Agent, and in each case indicating no new Liens or other encumbrances of record against such Mortgaged Property (other than Permitted Liens) after the effective date of the Original Mortgage Policies.

                  5.13 Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Tax Allocation Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent copies, certified as true and correct by an appropriate officer of the Borrower, of:

                  (a) all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

                  (b) all agreements entered into by the Borrower or any of its Subsidiaries or Vistar or any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by shareholders relating to any such entity with respect to their capital stock, in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

                  (c) any material agreements (or the forms thereof) with members of, or with respect to, the management of the Borrower or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Management Agreements");

                  (d) any tax sharing or tax allocation agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements and Tax Allocation Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Initial Borrowing Date.

                  5.14 Solvency Opinions; Evidence of Insurance. On the Initial Borrowing Date, the Administrative Agent shall have received:

                  (a) a solvency opinion from Murray, Devine & Co, addressed to the Agents and each of the Banks and dated the Initial Borrowing Date and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower (on a stand alone basis) and the Borrower and its Subsidiaries are solvent; and

                  (b) evidence of insurance complying with the requirements of
         Section 7.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' (or 10 days' in the case of non-payment of premium) prior written notice by the insurer to the Collateral Agent.

                  5.15 Pro Forma Balance Sheet. On or prior the Initial Borrowing Date, there shall have been delivered to the Administrative Agent, an unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries (including the Vistar Subsidiaries) after giving effect to the Transaction and prepared in accordance with GAAP, together with a related statement of operations, which pro forma balance sheets and statement of operations shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Banks.

                  5.16 Projections. On or prior to the Initial Borrowing Date, the Banks shall have received the financial projections (the "Projections") set forth on Schedule 5.16, which include the projected results of the Borrower and its Subsidiaries for the five fiscal years ended after the Initial Borrowing Date.

                  5.17 Existing Indebtedness of Borrower. On the Initial Borrowing Date and after giving effect to those portions of the Transaction which are expected to be consummated on the Initial Borrowing Date and the Loans incurred on the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for the Obligations and the Existing Indebtedness of the Borrower. On and as of the Initial Borrowing Date, all of the Existing Indebtedness of the Borrower shall remain outstanding after giving effect to those portions of the Transaction which are expected to be consummated on the Initial Borrowing Date and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby, and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Administrative Agent or the Required Banks.

                  5.18 Payment of Accrued Interest, Fees; Continuation of Principal. (a) All unpaid principal, interest, fees and other amounts (other than principal) accrued through the Initial Borrowing Date and other amounts payable pursuant to the Existing Credit Agreement shall have been paid.

                  (b) On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Agents or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

                  (b)  Conditions to Second Borrowing Date.

                  5.19 Confirmation. The Borrower (after giving effect to the Merger) shall have delivered a written confirmation, in form satisfactory to the Administrative Agent, of all of its payment and performance obligations under the Credit Documents. The Initial Borrowing Date shall have occurred.

                  5.20 Officer's Certificate. On the Second Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.24, 5.25, 5.26 and 5.33 exist as of such date.

                  5.21 Opinions of Counsel. On the Second Borrowing Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Hutchins, Wheeler & Dittmar, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (ii) local and other counsel to the Credit Parties and/or the Administrative Agent reasonably satisfactory to the Administrative Agent, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent. In addition, on the Second Borrowing Date, the

Administrative Agent shall have received copies of the opinions delivered pursuant to the Merger Agreement, either addressed to the Administrative Agent and each of the Banks or accompanied by a reliance letter from the counsel delivering any such opinion stating that the Administrative Agent and the Banks may rely on such opinion as if it were addressed to them.

                  5.22 Corporate Proceedings. (a) On the Second Borrowing Date, the Administrative Agent shall have received from each Vistar Subsidiary which is a Credit Party a certificate, dated the Second Borrowing Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Administrative Agent.

                  (b) On the Second Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  5.23 Adverse Change, etc. Since September 27, 1997, nothing shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect (other than the effect of consummating portions, but not all, of the Transaction on the Initial Borrowing Date). Since September 30, 1997, nothing shall have occurred that has had or could reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of Vistar and its Subsidiaries taken as a whole.

                  5.24 Litigation. On the Second Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or (b) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Administrative Agent hereunder or under any other Credit Document.

                  5.25 Approvals. On or prior to the Second Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (other than any such approvals with respect to the Merger which the Borrower reasonably believes both individually and in the aggregate are not material to the operations of the Borrower and its Subsidiaries taken as a whole), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans or the issuance of the Letters of Credit.

                  5.26 Consummation of the Transaction. (a) On the Second Borrowing Date, the Merger shall have been consummated in accordance with the Merger Documents and all applicable laws, and each of the conditions precedent to the consummation of the Merger (including, without limitation, the accuracy in all material respects of the representations and warranties contained in the Merger Agreement) shall have been satisfied and no material provision of the Merger Documents shall have been waived, amended, supplemented or otherwise modified, except in each case with the consent of the Administrative Agent and the Required Banks, to the satisfaction of the Administrative Agent and the Required Banks. The aggregate consideration to be received by the shareholders of Vistar from the Borrower in connection with the Merger shall consist of (i) $65,000,000 in cash, (ii) the Borrower Preferred Stock and (iii) Borrower Common Stock having an aggregate value on the Second Borrowing Date of approximately 8,649,000 shares of the Borrower's Class A Voting Common Stock and Class B Non-Voting Common Stock.

                  (b) On or prior to the Second Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of all Documents entered into on or prior to such date in connection with the Transaction, and all of the terms and conditions of such Documents (including Documents with respect to the Borrower Preferred Stock), as well as the structure of the Transaction and the ownership interests in the Borrower prior to and after giving effect to the Transaction, shall be in form and substance reasonably satisfactory to the Agents and the Required Banks (it being acknowledged that the terms and conditions of the Merger Agreement as in effect on the date hereof are satisfactory to the Agents).

                  (c) On the Second Borrowing Date, the Agents shall have received evidence in form, scope and substance reasonably satisfactory to them that the matters set forth in this Section 5.26 have been satisfied on such date.

                  5.27 Security Documents. (a) On the Second Borrowing Date the Vistar Subsidiaries which own any Capital Stock in any Domestic Subsidiary of or first-tier Foreign Subsidiary of Vistar shall have duly authorized, executed and delivered the Pledge Agreement and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect. On the Second Borrowing Date the Borrower shall have duly authorized, executed and delivered an amendment to the Pledge Agreement in order to add as Collateral thereunder any capital stock in any Subsidiary acquired by it in connection with the Vistar Merger and shall have delivered to the Collateral Agent, as pledgee under the Pledge Agreement, all of such capital stock, accompanied by executed and undated stock powers.

                  (b) On the Second Borrowing Date, the material Vistar Subsidiaries, if any, shall have duly authorized, executed and delivered the Security Agreement covering all of the Security Agreement Collateral owned by them, together with:

                  (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

                  (B) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests in the Security Agreement Collateral of such Subsidiary purported to be created by the Security Agreement; and

                  (C) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests in the Security Agreement Collateral of such Subsidiary purported to be created by the Security Agreement have been taken;

and the Security Agreement and such Financing Statements shall be in full force and effect. On the Second Borrowing Date the Borrower shall have duly authorized, executed and delivered an amendment to the Security Agreement in order to add as Collateral thereunder any Security Agreement Collateral acquired by it in connection with the Vistar Merger and to perfect the security interests therein.

                  (c) On the Second Borrowing Date, each of the material Vistar Subsidiaries, if any, shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Guaranty").

                  5.28 Fees and Expenses. The aggregate amount of all fees and expenses to be paid in connection with the Transaction shall not exceed $32,000,000.

                  5.29  [Reserved].

                  5.30 Evidence of Insurance. On the Second Borrowing Date, the Administrative Agent shall have received evidence of insurance complying with the requirements of Section 7.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' (or 10 days' in the case of non-payment of premium) prior written notice by the insurer to the Collateral Agent.

                  5.31 Existing Indebtedness. On the Second Borrowing Date and after giving effect to the Transaction and the Loans incurred on the Second Borrowing Date, neither the Borrower nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for the Borrower Preferred Stock, the Obligations and the Existing Indebtedness. Vistar's existing credit agreement shall have been repaid in full from the proceeds of the Term Loans and, together with any security interests granted in connection therewith, terminated pursuant to documentation in form and substance satisfactory to the Administrative Agent. On and as of the Second Borrowing Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby, and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Administrative Agent or the Required Banks. On and as of the Second Borrowing Date, the Administrative Agent and the Required Banks shall be satisfied with the terms and conditions of the Borrower Preferred Stock and the amount of and the terms and conditions of all Existing Indebtedness.

                  5.32 Payment of Fees. On the Second Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Agents or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

                  (c)  Conditions to each Credit Event.

                  5.33 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  5.34 Notice of Borrowing; Letter of Credit Request. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans; and the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

                  The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Administrative Agent and each of the Banks that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this
Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent and the Required Banks.

                  SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations, warranties and agreements with the Banks in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date, in which case all representations and warranties specifically relating to an earlier date shall be true and correct in all material respects as of such earlier date and provided that references to the Borrower and its Subsidiaries shall exclude Vistar and its Subsidiaries prior to the Second Borrowing Date except to the extent otherwise specifically provided and except the representation made in Section 6.10(c) is made only on and after the Second Borrowing Date):

                  6.01 Corporate Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

                  6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will materially contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, except for such conflicts, inconsistencies, breaches or defaults which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

                  6.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, with respect to the Borrower or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of any Agent or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agents or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

                  6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans incurred on the Initial Borrowing Date shall be utilized to finance the Pre-Merger Stock Payments, to refinance certain existing indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $150,000,000 and to pay fees and expenses incurred in connection therewith and the financing thereof.

                  (b) The proceeds of all Term Loans incurred on the Second Borrowing Date will be utilized to refinance Term Loans made on the Initial Borrowing Date, to finance the cash consideration price to be paid to the shareholders of Vistar in connection with the Merger, to refinance certain existing indebtedness of Vistar and its Subsidiaries in an aggregate amount not to exceed $20,000,000 and to pay the fees and expenses incurred in connection therewith and the financing thereof.

                  (c) The proceeds of all Revolving Loans and Swingline Loans shall be utilized for working capital purposes and general corporate purposes of the Borrower and its Subsidiaries. Letters of Credit shall be utilized solely in the ordinary course of business of the Borrower and its Subsidiaries. Up to $45,000,000 of Revolving Loans may be incurred on the Second Borrowing Date.

                  (d) Neither the making of any Loan, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                  6.06 Governmental Approvals. All orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which may be required to authorize (i) the execution, delivery and performance by the Borrower or any Subsidiary of any Document or (ii) the legality, validity, binding effect or enforceability of any Document have been obtained or made, except that the Documentation relating to the Merger must be filed contemporaneously with the Second Borrowing Date.

                  6.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                  6.10 Financial Condition; Financial Statements. (a) On and as of each of the Initial Borrowing Date and the Second Borrowing Date, on a pro forma basis after giving effect to the portion of the Transaction consummated on or prior to the Initial Borrowing Date or the Second Borrowing Date, as the case may be, and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith on the Initial Borrowing Date or the Second Borrowing Date, as the case may be, with respect to the Borrower and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand alone basis) (x) the sum of the assets, at a fair valuation, of each of the Borrower and its Subsidiaries and of the Borrower (on a stand alone basis) will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) The consolidated balance sheets of the Borrower and its Subsidiaries at each of FYE 1996, 1995, 1994 and at September 27, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year or nine-month period, as the case may be, ended as of said dates (all of which FYE financial statements have been audited by Deloitte & Touche LLP and all of which September 27, 1997 financial statements have been certified by the chief financial officer of the Borrower), copies of which have heretofore been furnished to each Bank, are true and correct in all material respects and present fairly in all material respects the combined financial position of Safelite and its Subsidiaries at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the September 27, 1997 statements, to normal year-end audit adjustments and the absence of footnotes.

                  (c) The consolidated balance sheets of Vistar and its Subsidiaries at fiscal year ending March 31, 1997, March 31, 1996 and March 31, 1995 and at September 30, 1997 and the related statements of income and cash flows of Vistar and its Subsidiaries for the fiscal year or six-month period, as the case may be, ended as of said dates (all of which FYE financial statements have been audited by Arthur Andersen LLP and all of which September 30, 1997 financial statements have been certified by the chief financial officer of Vistar), copies of which have heretofore been furnished to each Bank, are true and correct in all material respects and present fairly in all material respects the consolidated financial position of Vistar and its Subsidiaries at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the September 30, 1997 statements, to normal year-end audit adjustments and the absence of footnotes.

                  (d) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries at September 27, 1997 and the related pro forma consolidated statements of income for the fiscal nine-month period ended September 27, 1997 and the fiscal year ended December 28, 1996 (all of which financial statements have been certified by the chief financial officer of the Borrower), copies of which have heretofore been furnished to each Bank, reflect the pro forma financial position of the Borrower and its Subsidiaries after giving effect to (i) the Transaction, including the Merger, and (y) the sale of Lear Siegler by the Borrower on September 12, 1997, as if such transaction had occurred on September 27, 1997 for such balance sheet and as of December 31, 1995 for such income statements. Such financial statements are based on available information and on assumptions that the Borrower believes are reasonable.

                  (e) Since September 27, 1997, except as permitted or contemplated by the Transaction, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                  (f) Except as fully reflected in the financial statements described in Sections 5.15(a) and 6.10(b), (c) and (d) and the Indebtedness incurred under this Agreement, there were as of each of the Initial Borrowing Date and the Second Borrowing Date (and after giving effect to any Loans made on either such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries or Vistar or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due), and neither the Borrower nor any of its Subsidiaries know of any basis for the assertion against the Borrower or any of its Subsidiaries or Vistar or any of its Subsidiaries, as the case may be, of any such liability or obligation, which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

                  (g) The Projections are based on good faith estimates and assumptions made by the management of the Borrower, and on each of the Initial Borrowing Date and the Second Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results and that the differences may be material.

                  6.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that the Security Agreement Collateral, the Mortgaged Properties and the Collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5.10(b) or the Second Borrowing Date as contemplated by Section 5.27(b) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11, 7.13 and 8.15.

                  6.12 Representations and Warranties in Other Documents. All representations and warranties of the Credit Parties set forth in the other Documents, and, to the knowledge of the Borrower, all representations and warranties of the other parties set forth in the other Documents, were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of each of the Initial Borrowing Date and the Second Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  6.13 Transaction. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by any Credit Party of their obligations under the Documents and all applicable laws. The Transaction has been consummated in accordance with the respective Documents and all applicable laws.

                  6.14  [Reserved]

                  6.15 Compliance with ERISA. (a) Except for any noncompliance, liabilities and obligations that would not individually or in the aggregate have a Material Adverse Effect: each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan; all contributions required to be made with respect to each Plan, Multiemployer Plan and Foreign Pension Plan have been timely made; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,

4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the
Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Borrower or any of its Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any Retiree Welfare Plan.

                  (b) Except for any noncompliance, liabilities and obligations that would not individually or in the aggregate have a Material Adverse Effect: any Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under any Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of the Borrower on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, and for any Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued.

                  6.16 Capitalization. On each of the Initial Borrowing Date and the Second Borrowing Date and after giving effect to the portion of the Transaction expected to be consummated on each such date and the other transactions contemplated hereby, the authorized and issued capital stock of the Borrower shall be as set forth on Schedule 6.16. All outstanding shares of capital stock of the Borrower have been duly and validly issued, and are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except as set forth on Schedule 6.16.

                  6.17 Subsidiaries. (a) Prior to the consummation of the Transaction the Borrower has no Subsidiaries.

                  (b) On and as of the Second Borrowing Date and after giving effect to the consummation of the Transaction, Vistar shall have been merged into the Borrower in accordance with the Merger Documents and the Borrower shall have no Subsidiaries other than the

Subsidiaries listed on Schedule 6.17 as Subsidiaries remaining after the Second Borrowing Date; the net book value of each such Subsidiary is set forth on
Schedule 6.17. Schedule 6.17 correctly sets forth, as of the Second Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

                  6.18 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns or holds a valid license to use all the material patents, trademarks, permits, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing, free from restrictions that are materially adverse to the use thereof, that are used in the operation of the business of the Borrower and each of its Subsidiaries as presently conducted.

                  6.19 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of the Borrower or any of its Subsidiaries), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

                  6.20 Environmental Matters. (a) Each of the Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries in a manner that would reasonably be expected to form the basis for an Environmental Claim against the Borrower or any of its Subsidiaries. There are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries which could reasonably be expected to form the basis for an Environmental Claim against the Borrower or any of its Subsidiaries.

                  (c) Notwithstanding anything to the contrary in this Section 6.20, the representations made in this Section 6.20 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

                  6.21 Properties. All Real Property owned by the Borrower or any of its Subsidiaries and all material Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of each of the Initial Borrowing Date and the Second Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule 6.21. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule 6.21 or in the financial statements referred to in Section 6.10(b), free and clear of all Liens, other than Permitted Liens.

                  6.22 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

                  6.23 Tax Returns and Payments. All Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries have been timely filed (taking into account all extensions of due dates) with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in
Section 6.10(b), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any material taxes relating to the Borrower or any of its Subsidiaries. As of each of the Initial Borrowing Date and the Second Borrowing Date, and neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

                  6.24 Existing Indebtedness. Schedule 6.24 sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness which in the aggregate does not exceed $100,000) as of each of the Initial Borrowing Date and the Second Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on each such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

                  6.25 Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Borrower, the respective Guarantors and the holders thereof, and all Obligations and Guaranteed Obligations (as defined herein and in the Subsidiary Guaranty) are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness," as the case may be, included in such subordination provisions. This Agreement is the Bank Credit Agreement under the Senior Subordinated Note Indenture.

                  SECTION 7. Affirmative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been cash collateralized in a manner reasonably satisfactory to the Letter of Credit Issuer) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

                  7.01 Information Covenants. The Borrower will furnish to each
Bank:

                  (a) Monthly Reports. Within 45 days (or for each fiscal month ending on or prior to December 31, 1998 the earlier of (i) 60 days and
         (ii) the date, if any, on which the applicable financial statements described in this paragraph are required to be delivered to the holders of the Senior Subordinated Notes pursuant to the Senior Subordinated
         Note Indenture) after the end of each fiscal month of the Borrower (commencing with the fiscal month ending on FYE 1997), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

                  (b) Quarterly Financial Statements. (i) Within 45 days (or for each fiscal quarter ending on or prior to December 31, 1998 the earlier of (i) 60 days and (ii) the date, if any, on which the applicable financial statements described in this paragraph are required to be delivered to the holders of the Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture) after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                   (ii) Within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower, Consolidated EBITDA for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly represent the information contained therein for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                  (c) Annual Financial Statements. (i) Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year (except for the financial statements delivered for FYE 1997) and comparable budgeted figures for such fiscal year and (except for such comparable budgeted figures) certified by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention a statement as to the nature thereof.

                    (ii) Within 90 days after the close of each fiscal year of the Borrower, Consolidated EBITDA for such fiscal year; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present the information contained therein for the periods indicated.

                  (d) Budgets, etc. Not more than 60 days (90 days in the case of FYE 1998) after the commencement of each fiscal year of the Borrower, budgets of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year and for the immediately succeeding fiscal year taken as a whole, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), (i) a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.04(e), 8.06 and 8.09 through and including 8.12, as at the end of such fiscal quarter or year, as the case may be and (ii) a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for the period covered by such financial statements, as compared to the portion of the Projections covering such period and to the comparable period of the previous year. In addition, at the time of the delivery of the financial statements provided for in Section 7.01(c)(i), a certificate of the chief financial officer or other Authorized Officer of the Borrower setting forth (i) the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year and (ii) the calculations required to establish whether the Borrower was in compliance with Section 4.02(A)(c) for the respective fiscal year.

                  (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days (or 10 Business Days in the case of clause (y) below) after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries (i) in which the amount involved is $5,000,000 or more or
         (ii) which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document.

                  (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

                  (h) Environmental Matters. Promptly after obtaining knowledge of any of the following, written notice of:

                           (i) any pending or threatened material Environmental
                  Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                          (ii) any condition or occurrence on any Real Property
                  owned or operated by the Borrower or any of its Subsidiaries that (x) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                         (iii) any condition or occurrence on any Real Property
                  owned or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                          (iv) the taking of any material removal or remedial
                  action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. In addition, the Borrower agrees to provide the Banks with copies of all material written communications by the Borrower or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Banks.

                  (i) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to analysts, the holders of their capital stock or of the Senior Subordinated Notes in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

                  7.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit, upon two Business Days' prior notice to the chief financial officer or other Authorized Officer of the Borrower (except when a Default or Event of Default has occurred and is continuing, in which case, no notice shall be required), officers and designated representatives of any Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as any Agent or any Bank may desire, provided that all such visits and inspections shall be coordinated through an Agent.

                  7.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice, and shall furnish to the Administrative Agent upon written request full information as to the insurance so carried.

                  7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a) or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  7.05 Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.02 will not constitute a breach of this
Section 7.05.

                  7.06 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except for such noncompliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

                  7.07 Compliance with Environmental Laws. (a) The Borrower will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by the Borrower or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Borrower or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that neither the Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

                  7.08 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a material liability to the Borrower or any Subsidiary of the Borrower, the Borrower will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or could reasonably be expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA; or that the Borrower or any Subsidiary of the Borrower has or may incur any material liability under any Retiree Welfare Plan or Foreign Pension Plan. At the request of any Bank, the Borrower will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or received by the Borrower or the Subsidiary or the ERISA Affiliate.

                  7.09 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.09, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                  7.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on FYE of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on FQE1, FQE2, FQE3 and FYE of each year. Notwithstanding the foregoing, the Borrower may change its FYE and FQE1, FQE2 and FQE3 to correspond to a March 31 or similar fiscal year end as long as in connection therewith this Agreement is amended in a manner reasonably requested by the Administrative Agent and mutually available to the Borrower and the Administrative Agent and mutually acceptable to the Borrower and the Administrative Agent in order to appropriately adjust the covenants set forth herein as a result of such change.

                  7.11 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of its Domestic Subsidiaries (and subject to Section 7.13, each of its Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and properties of the Borrower and its Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section
7.11 has been complied with.

                  (c) If the Administrative Agent or the Required Banks determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower shall provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) The Borrower agrees that each action required above by this Section 7.11 shall be completed within 90 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by the Borrower and its Subsidiaries pursuant to the terms of this Section 7.11; provided that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

                  (e) Within 60 days following the Initial Borrowing Date, the Borrower shall cause to be delivered to the Collateral Agent a current ALTA/ACSM surveys in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property mortgaged pursuant to paragraph (f) below, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent. At the time of the delivery of such surveys for such Mortgaged Properties, the Mortgage Policies with respect to such Mortgaged Properties shall be amended in a manner reasonably satisfactory to the Collateral Agent to remove therefrom any "survey exception" noted therein or cause the title company providing such Mortgage Policies to insure over the same in a manner reasonably satisfactory to the Collateral Agent.

                  (f) Within 60 days following the Initial Borrowing Date, the Borrower shall cause to be delivered to the Collateral Agent fully executed counterparts of (i) a Mortgage in form and substance satisfactory to the Collateral Agent with respect to each of the Mortgaged Properties acquired by the Borrower in connection with the Merger or owned by the Vistar Subsidiaries, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded within such period in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority mortgage Lien, subject only to Permitted Liens, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and (ii) a Uniform Commercial Code financing statement (form UCC-1) and/or fixture filing (the "Financing Statements") in form and substance satisfactory to the Collateral Agent with respect to the personal property and fixtures located on or arising from each of the Mortgaged Properties acquired by the Borrower in connection with the Merger or owned by the Vistar Subsidiaries, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of the Financing Statements shall be recorded within such period in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to perfect the security interest Lien, subject only to Permitted Liens, on such personal property and fixtures in favor of the Collateral Agent for the ratable benefit of the Secured Creditors.

                  (g) Within 60 days following the Initial Borrowing Date, the Borrower shall cause to be delivered to the Collateral Agent mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages referred to in paragraph (f) above are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens. Such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (i) shall include (to the extent available in the respective jurisdiction of each such Mortgaged Property) an endorsement for future advances under this Agreement, the Notes and the Mortgages, and for such other matters that the Collateral Agent in its discretion may reasonably request, (ii) shall not include an exception for mechanics' liens, and (iii) shall provide for affirmative insurance (including direct vehicular access to a public road) and such reinsurance as the Collateral Agent in its discretion may reasonably request.

                  (h) Within 60 days following the Second Borrowing Date, the Borrower shall cause Glass Express, Inc., a Michigan corporation, to be dissolved and its assets transferred to the Borrower and its other Subsidiaries. During such period (i) Glass Express, Inc. shall not be required to become a Credit Party and shall not own assets having an aggregate value in excess of $100,000, and (ii) the capital stock of Glass Express Inc. shall not be required to be pledged pursuant to the Pledge Agreement.

                  (i) Notwithstanding any other provisions of the Credit Documents to the contrary, the Borrower shall not be required to deliver the stock certificate(s) evidencing the shares of CarComp to the Collateral Agent in pledge pursuant to the Pledge Agreement until the Borrower obtains possession of such certificate(s), which it agrees to use its best efforts to do. Prior to the time of such delivery the Borrower will not permit the aggregate value of the assets of CarComp to exceed $100,000 and will not transfer, or permit any Subsidiary to transfer, assets to CarComp.

                  7.12 Interest Rate Protection. No later than (i) 90 days following the Initial Borrowing Date at least 40% of the sum of outstanding Term Loans and other Indebtedness of the Borrower (other than the Revolving Loans) shall be subject to Interest Rate Protection Agreements, satisfactory to the Administrative Agent, with a term of at least three years from the Initial Borrowing Date (or, with respect to Interest Rate Protection Agreements entered into in connection with the Existing Credit Agreement, such shorter term as shall exist on the Initial Borrowing Date as long as such Interest Rate Protection Agreements are at their expiry renewed to, or replaced by other Interest Rate Protection Agreements satisfactory to the Administrative Agent which extend to, a date which is at least three years from the Initial Borrowing
Date), or shall be subject to a fixed or maximum interest rate (with a term of at least three years from the Initial Borrowing Date) acceptable to the Administrative Agent and (ii) the first anniversary of the Initial Borrowing Date at least 50% of the sum of outstanding Term Loans and other Indebtedness of the Borrower (other than the Revolving Loans) shall be subject to Interest Rate Protection Agreements, satisfactory to the Administrative Agent, with a term of at least three years from the Initial Borrowing Date, or shall be subject to a fixed or maximum interest rate (with a term of at least three years from the Initial Borrowing Date) acceptable to the Administrative Agent. The Administrative Agent acknowledges that the fixed interest rate applicable to the Senior Subordinated Notes is satisfactory to the Administrative Agent.

                  7.13 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any promissory note issued by such Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such

Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiary Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

                  7.14 Pledge of Borrower's Stock. In the event that at any time after the Initial Borrowing Date a holding company shall be formed to own the voting stock of the Borrower, the Borrower will promptly cause such holding company to pledge to the Collateral Agent, for the benefit of the Secured Creditors, all voting stock of the Borrower pursuant to documentation (including legal opinions related thereto) reasonably satisfactory to the Collateral Agent.

                  SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been cash collateralized in a manner reasonably satisfactory to the Letter of Credit Issuer) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

                  8.01 Changes in Business. The Borrower and its Subsidiaries will not engage in any businesses which are not the same, similar, related or ancillary to (a) the businesses in which the Borrower and its Subsidiaries are engaged on the Initial Borrowing Date or (b) from and after the Second Borrowing Date, the businesses in which the Borrower and its Subsidiaries are engaged on the Second Borrowing Date.

                  8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and databases in the ordinary course of business) of any Person, except that the following shall be permitted:

                  (a)  the consummation of the Transaction;

                  (b) the Borrower and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real or personal property;

                  (c) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 8.09;

                  (d) the advances, investments and loans permitted pursuant to
         Section 8.06;

                  (e) the Borrower and its Subsidiaries may sell assets, provided that (i) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (e) (other than in the ordinary course of business, the Net Cash Proceeds of which are not required to be applied to the making of mandatory prepayments pursuant to the last sentence of Section 4.02(A)(c)) shall not exceed $10,000,000 in any fiscal year of the Borrower and (ii) the Net Cash Proceeds from sales described in (i) above are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested in replacement assets to the extent permitted by Section 4.02(A)(c);

                  (f) the Borrower and its Subsidiaries may sell other assets, provided that the aggregate sale proceeds from all such asset sales pursuant to this clause (f) does not exceed $250,000 in any fiscal year of the Borrower;

                  (g) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (h) the Borrower and its Subsidiaries may sell or exchange any item of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days before or after such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

                  (i) the Borrower and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons and to one another, so long as each such license is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

                  (j) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiary Guarantors (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (k) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary Guarantor;

                  (l) the Borrower may dissolve any Subsidiary that is inactive and holds minimal assets and the continued existence of which is of no value to the Borrower, any other Credit Party or the interests of the Banks;

                  (m) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (m), a "Permitted Acquisition"), other than any of the LS Companies, provided that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 8.01, (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Domestic Subsidiary of the Borrower or (B) such Person is merged with and into a Wholly-Owned Domestic Subsidiary of the Borrower (with such Wholly-Owned Domestic Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.14 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04, as the case may be, and (iv) the aggregate amount expended (including any deferred compensation or payment arrangements) by the Borrower for all such acquisitions shall not exceed $15,000,000; and

                  (n) leases or subleases granted by the Borrower or any of its Subsidiaries to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in order to effectuate the release and discharge of such Liens as to such Collateral.

                  8.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its

Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

                  (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                  (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens created by or pursuant to this Agreement and the Security Documents;

                  (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 8.03, without giving effect to any extensions or renewals thereof;

                  (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

                  (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business;

                  (g) licenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

                  (j) any interest or title of a licensor, lessor or sublessor under any license or lease permitted by this Agreement;

                  (k) Liens created pursuant to Capital Leases permitted pursuant to Section 8.04(e);

                  (l) Permitted Encumbrances;

                  (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(e);

                  (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(k), and
         (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

                  (o) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $500,000 in the aggregate at any time.

                  8.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 6.24, without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (c) Indebtedness of the Borrower and the Subsidiary Guarantors incurred under one or more Senior Subordinated Note Indentures and Senior Subordinated Notes and the other Senior Subordinated Note Documents delivered in connection therewith so long as (A) all of the terms and conditions (and the documentation) in connection therewith (including, without limitation, the issuer, amortization, maturities, interest rates, limitations on cash interest payable, covenants, defaults, remedies, sinking fund provisions, subordination provisions and other terms), taken as a whole, are not materially less favorable to the Borrower, and the subordination provisions thereof are not less favorable to the Banks, than those set forth in the Senior Subordinated
         Note Indenture as in effect on the Initial Borrowing Date and (B) the aggregate principal amount of outstanding Senior Subordinated Notes under the Senior Subordinated Note Indenture shall not exceed $100,000,000 at any time plus the amount of additional Senior Subordinated Notes issued to pay interest in lieu of payment of interest in cash;

                  (d) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations;

                  (e) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries incurred pursuant to purchase money Liens permitted under Section 8.03(m), provided that (i) all such Capitalized Lease Obligations are permitted under Section 8.09, and (ii) the sum of
         (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time shall not exceed $10,000,000;

                  (f) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.06(h);

                  (g) Indebtedness of the Borrower under the Shareholder Subordinated Notes to the extent permitted by Section 8.07(ii);

                  (h) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

                  (i) Indebtedness of Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries as a result of any investment made pursuant to Section 8.06(l);

                  (j) Indebtedness consisting of guaranties (x) by the Borrower of Indebtedness, leases and any other obligation or liability permitted to be incurred by Wholly-Owned Domestic Subsidiaries of the Borrower,
         (y) by Domestic Subsidiaries of the Borrower of Indebtedness, leases and any other obligation or liability permitted to be incurred by the Borrower or other Wholly-Owned Domestic Subsidiaries of the Borrower, and (z) by Foreign Subsidiaries of the Borrower of Indebtedness, leases and any other obligation or liability permitted to be incurred by other Wholly-Owned Foreign Subsidiaries of the Borrower;

                  (k) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be;

                  (l) Insurance Debt;

                  (m) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder not exceeding $10,000,000 in aggregate principal amount at any time outstanding;

                  (n) additional Indebtedness of the Borrower not exceeding $10,000,000 in aggregate principal amount at any time outstanding provided that such Indebtedness matures no earlier than the first anniversary of the C Term Loan Maturity Date and is subordinated to the Obligations to at least the same extent as are the Shareholder Subordinated Notes; and

                  (o) Indebtedness consisting of reimbursement obligations in respect of letters of credit to the extent payment of such reimbursement obligations is supported by a Letter of Credit.

                  8.05 Designated Senior Debt. The Borrower will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for purposes of, and as defined in, the Senior Subordinated Note Documents.

                  8.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents, except:

                  (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents, and Foreign Subsidiaries of the Borrower may invest in Foreign Cash Equivalents;

                  (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables and extensions of payment in the ordinary course of business consistent with past practices) of the Borrower or such Subsidiary;

                  (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(d) shall be permitted;

                  (e) advances, loans and investments in existence on the Initial Borrowing Date and listed on Schedule 8.06 shall be permitted, without giving effect to any additions thereto or replacements thereof;

                  (f) (i) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of the Borrower Common Stock so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations, (ii) the Borrower may extend loans to officers and employees of the Borrower and its Subsidiaries on or after the date on which any such officers and employees exercise their options to purchase capital stock of the Borrower issued to them in connection with the Transaction so long as the proceeds of such loans are promptly used by such officers and employees to pay taxes payable by them as a result of such exercise and (iii) investments consisting of loans by the Borrower or its Subsidiaries to employees of the Borrower or its Subsidiaries made solely for the purpose of funding purchases by such employees of Borrower Common Stock; provided that the aggregate principal amount at any time outstanding of the obligations and loans extended pursuant to clauses (i), (ii) and (iii) shall not exceed $3,000,000;

                  (g) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

                  (h) the Borrower may make intercompany loans and advances to any of its Subsidiaries and any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower or any other Subsidiary of the Borrower (collectively, "Intercompany Loans"), provided that (w) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made pursuant to this clause (h) when added to the amount of contributions, capitalizations and forgiveness theretofore made pursuant to Section 8.06(n), exceed $3,000,000 (determined without regard to any write-downs or write-offs of such loans and advances),
         (x) each Intercompany Loan made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary to the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower shall contain the subordination provisions set forth on Exhibit I, (y) each Intercompany Loan shall be evidenced by an Intercompany Note and (z) each such Intercompany Note (other than (1) Intercompany Notes issued by Foreign Subsidiaries of the Borrower to the Borrower or any of its Domestic Subsidiaries and
         (2) Intercompany Notes held by Foreign Subsidiaries of the Borrower, in each case except to the extent provided in Section 7.13) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

                  (i) loans and advances by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances), shall be permitted;

                  (j) Other Hedging Agreements entered into in compliance with
         Section 8.04(h) shall be permitted;

                  (k) Permitted Acquisitions shall be permitted;

                  (l) the Borrower and its Subsidiaries may make investments in their respective Subsidiaries in connection with the transfers of those assets permitted to be transferred pursuant to Section 8.02(k), it being understood that the Borrower and its Subsidiaries may convert any investment initially made as an equity investment to intercompany Indebtedness held by the Borrower or such Subsidiary;

                  (m) [Reserved]

                  (n) the Borrower and its Wholly-Owned Domestic Subsidiaries may make cash capital contributions to non-Wholly-Owned Domestic Subsidiaries and Foreign Subsidiaries of the Borrower, and may capitalize or forgive any Indebtedness owed to them by a non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower, and outstanding under clause (h) of this Section 8.06, provided that the aggregate amount of such contributions, capitalizations and forgiveness, when added to the aggregate outstanding principal amount of Intercompany Loans made under such clause (h) (determined without regard to any write-downs or write-offs thereof), shall not exceed $3,000,000;

                  (o) the Borrower may contribute cash to one or more of its Wholly-Owned Domestic Subsidiaries, formed after the Initial Borrowing Date in accordance with Section 8.14, so long as the aggregate amount of such cash so contributed to all such Wholly-Owned Domestic Subsidiaries does not exceed $500,000;

                  (p) the Borrower and its Subsidiaries may own the capital stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement; and

                  (q) the Borrower may consummate the Transaction.

                  8.07 Dividends, etc. The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

                           (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

                           (ii) the Borrower may redeem or purchase shares of Borrower Common Stock and Additional Permitted Preferred Stock or options to purchase Borrower Common Stock or Additional Permitted Preferred Stock, as the case may be, held by former employees of the Borrower or any of its Subsidiaries following the termination of their employment and/or by existing employees of the Borrower or any of its Subsidiaries who satisfy the "deemed hardship distribution standards" within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)(iv) and who the Borrower designates, in its discretion, as eligible for such redemption or purchase; provided that
         (w) the only consideration paid by the Borrower in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by the Borrower in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made (other than payments solely in the form of additional Shareholder Subordinated Notes) on Shareholder Subordinated Notes shall not exceed $1,500,000 in any fiscal year of the Borrower, provided that such amount shall be increased by an amount (not to exceed $5,000,000 for purposes of this clause (ii)) equal to the proceeds received by the Borrower after the Initial Borrowing Date and during such fiscal year from the sale or issuance of Borrower Common Stock or Additional Permitted Preferred Stock, as the case may be, to management of the Borrower or any of its Subsidiaries and (y) at the time of any cash payment permitted to be made pursuant to this Section 8.07(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

                           (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may redeem shares of Preferred Stock (together with unpaid dividends thereon which have accumulated in accordance with the terms of such Preferred Stock (as such terms are in effect on the Closing Date or as otherwise permitted by this Agreement) to the date fixed for such redemption) (x) with the proceeds of Borrower Common Stock, if, after giving pro forma effect to such sale of common stock and such redemption of Preferred Stock as if such events had occurred on the last day of the most recently ended Test Period, the Leverage Ratio would be less than or equal to 4.5 to
         1.0 and (y) with the proceeds of Additional Permitted Preferred Stock;

                           (iv) Borrower Preferred Stock issued as a dividend on other Borrower Preferred Stock;

                           (v) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make the Pre-Merger Stock Payments; and

                           (vi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay the cash portion of the consideration for the Merger in accordance with the Merger Agreement.

                  8.08 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) the payment on the Second Borrowing Date of one time fees to Lee and/or the Lee Affiliates in an aggregate amount (for all such Persons taken together) not to exceed $4,000,000 (plus reasonable out-of-pocket expenses incurred by such Persons in providing services to the Borrower); (iii) the payment, on a quarterly basis, of management fees to Lee and/or Lee Affiliates and Belron and/or Belron Affiliates in an aggregate amount (for all such Persons taken together) not to exceed $500,000 in any fiscal quarter of the Borrower, provided that if during any fiscal quarter of the Borrower a Default or an Event of Default exists, only one-half of such fee for such fiscal quarter may be paid and the remaining one-half of such fee may be paid at such time as all Defaults and Events of Default have been cured or waived; (iv) the reimbursement of Lee and/or Lee Affiliates and Belron and/or Belron Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to the Borrower and its Subsidiaries; (v) the payment of fees to and expenses of Belron and the Belron Affiliates in connection with the Transaction as long as the payment of such fees and expenses does not result in the aggregate amount of fees and expenses paid in connection with the Transaction to exceed the amount set forth in Section 5.28; (vi) the Transaction Bonuses; (vii) the payment of fees and expenses of The Windsor Park Group in connection with the Transaction so long as the payment of such fees and expenses does not result in the aggregate amount of fees and expenses paid in connection with the Transaction to exceed the amount set forth in Section 5.28; and (viii) payments to Vistar employees in connection with the Merger pursuant to severance agreements, long-term incentive plans and executive bonus plans. Notwithstanding anything to the contrary contained in this Section 8.08, at no time will the Borrower or any of its Subsidiaries make any payments to Lee and/or any of its Affiliates and Belron and/or Belron Affiliates in an amount which would exceed that amount permitted to be paid pursuant to the Senior Subordinated Note Indenture at such time.

                  8.09 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the amount set forth opposite such fiscal year below:

                  Fiscal Year Ending                               Amount
                  ------------------                               ------
                  FYE 1998                                    $27,000,000.00

                  FYE 1999                                     27,000,000.00

                  FYE 2000                                     22,000,000.00

                  FYE 2001                                     23,000,000.00

                  FYE 2002                                     24,000,000.00

                  FYE 2003                                     25,000,000.00

                  FYE 2004                                     26,000,000.00

                  FYE 2005                                     27,000,000.00

                  (b) Notwithstanding the foregoing (i) the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year may be increased by the amount of Capital Expenditures which the Borrower and its Subsidiaries are permitted by clause (a) above to make in the next succeeding fiscal year (and the amount permitted for the next fiscal year shall be correspondingly reduced) and (ii) in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b) and after giving effect to any reduction in such permitted capital expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years; provided that in no event shall the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year pursuant to Section 8.09(a) exceed 125% of the amount set forth opposite such fiscal year as set forth in the table in such Section 8.09(a).

                  (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Cash Proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(c).

                  (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(f).

                  (e) Notwithstanding the foregoing, the Borrower may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) constituting Permitted Acquisitions.

                  (f) Notwithstanding the foregoing, the Borrower may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) in an amount equal to the net cash proceeds of any equity offering by the Borrower not required to be prepaid pursuant to Section 4.02(A)(d).

                  8.10 [Reserved]

                  8.11 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

                   Date                                       Ratio
                   ----                                       -----
                FQE3 1998                                   2.00:1.00

                FYE  1998                                   2.00:1.00
                FQE1 1999                                   2.00:1.00
                FQE2 1999                                   2.00:1.00
                FQE3 1999                                   2.00:1.00
                FYE  1999                                   2.00:1.00
                FQE1 2000                                   2.00:1.00
                FQE2 2000                                   2.25:1.00
                FQE3 2000                                   2.25:1.00
                FYE  2000                                   2.50:1.00
                FQE1 2001                                   2.50:1.00
                FQE2 2001                                   2.50:1.00
                FQE3 2001                                   2.50:1.00
                FYE  2001                                   2.75:1.00
                FQE1 2002                                   2.75:1.00
                FQE2 2002                                   2.75:1.00
                FQE3 2002                                   2.75:1.00
                FYE  2002                                   3.00:1.00
                FQE1 2003                                   3.00:1.00
                FQE2 2003                                   3.00:1.00
                FQE3 2003                                   3.00:1.00
                FYE  2003                                   3.00:1.00
                FQE1 2004                                   3.00:1.00
                FQE2 2004                                   3.00:1.00
                FQE3 2004                                   3.00:1.00
                FYE  2004                                   3.00:1.00
                FQE1 2005                                   3.00:1.00
                FQE2 2005                                   3.00:1.00
                FQE3 2005                                   3.00:1.00
                FYE  2005                                   3.00:1.00


                 8.12 Leverage Ratio. The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter ending on or about any date set forth below to be more than the ratio set forth opposite such date:

                 Period                                       Ratio
                 ------                                       -----
               FQE3 1998                                    5.75:1.00
               FYE  1998                                    5.75:1.00
               FQE1 1999                                    5.75:1.00
               FQE2 1999                                    5.50:1.00
               FQE3 1999                                    5.25:1.00
               FYE  1999                                    5.25:1.00
               FQE1 2000                                    5.00:1.00
               FQE2 2000                                    5.00:1.00
               FQE3 2000                                    4.75:1.00
               FYE  2000                                    4.75:1.00

               FQE1 2001                                    4.50:1.00
               FQE2 2001                                    4.50:1.00
               FQE3 2001                                    4.25:1.00
               FYE  2001                                    4.25:1.00
               FQE1 2002                                    4.00:1.00
               FQE2 2002                                    4.00:1.00
               FQE3 2002                                    4.00:1.00
               FYE  2002                                    3.75:1.00
               FQE1 2003                                    3.50:1.00
               FQE2 2003                                    3.50:1.00
               FQE3 2003                                    3.50:1.00
               FYE  2003                                    3.25:1.00
               FQE1 2004                                    3.00:1.00
               FQE2 2004                                    3.00:1.00
               FQE3 2004                                    3.00:1.00
               FYE  2004                                    3.00:1.00
               FQE1 2005                                    3.00:1.00
               FQE2 2005                                    3.00:1.00
               FQE3 2005                                    3.00:1.00
               FYE  2005                                    3.00:1.00

                  8.13 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                           (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or defeasance or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Existing Indebtedness or any Senior Subordinated Note;

                           (ii) make (or give any notice in respect of) any prepayment or redemption or acquisition for value or defeasance as a result of any asset sale, change of control or similar event (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) with respect to any Senior Subordinated Note; or pay interest in cash on any Senior Subordinated Note to the extent the relevant obligor has an option to make such payment by the issuance of additional Senior Subordinated Notes;

                           (iii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 8.07(ii);

                           (iv) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note Document or any Shareholder Subordinated Notes which is in any way adverse to the interest of the Banks in the opinion of the Administrative Agent in its sole discretion; provided that this clause (iv) shall not prohibit or restrict the Senior Subordinated Notes Consent Solicitation or the amendment of the Senior Subordinated Note Documents pursuant thereto;

                           (v) amend, modify or change in any way adverse to the interests of the Banks, any Tax Allocation Agreement, any Management Agreement, any Recapitalization Document, any Merger Document, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock which in any way could be adverse to the interests of the Banks; and

                           (vi) issue any class of capital stock other than non-redeemable common stock, the Borrower Preferred Stock and Additional Permitted Preferred Stock.

Notwithstanding the foregoing (a) the Senior Subordinated Notes may be refinanced in accordance with the provisions of Section 8.04(c) without limitation by this Section 8.13 and (b) so long as no Default or Event of Default exists or would result after giving effect thereto, (i) the Senior Subordinated Notes and accrued interest thereon may be repaid with the proceeds of the issuance of common stock by the Borrower and (ii) the Senior Subordinated Notes issued under the Senior Subordinated Note Indenture and accrued interest thereon may be repaid with the proceeds of the sale of common stock by the Borrower to the extent permitted by the "equity clawback" provisions of the Senior Subordinated Note Indenture; provided that in the case of any repayment with proceeds of common stock under the foregoing clauses (i) or (ii), after giving pro forma effect to the sale of such common stock and such repayment as if such events had occurred on the last day of the most recently ended Test Period, the Leverage Ratio would have been less than or equal to 4.5 to 1.0.

                  8.14 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) the Senior Subordinated Note Documents, (vi) the Existing Indebtedness Agreements and (vii) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(k) and (m).

                  8.15. Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Second Borrowing Date any Subsidiary; provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create (x) Subsidiaries as a result of investments made pursuant to Section 8.06(n), (o), (p) and (r) and (y) Wholly-Owned Subsidiaries so long as (i) at least 30 days' prior written notice thereof is given to the Administrative Agent, (ii) the capital stock of such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 7.13) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Banks, takes all actions required pursuant to Section 7.11. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

                  8.16. Limitation on LS Companies. Notwithstanding anything to the contrary contained in this Agreement, and except (i) for the LS Tax Sharing Agreement, (ii) the performance by the Borrower of its obligations in connection with its existing assumption of pension plan obligations of the LS Companies and
(iii) the purchase of insurance for the LS Companies as required pursuant to the terms of the Recapitalization Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any of the following transactions, activities or relationships with any of the LS Companies: (a) any transaction of merger or consolidation, (b) any conveyance, sale, lease, grant of a security or other interest in or other disposition of (or agree to do any of the foregoing at any future time) all or part of its property, assets or liabilities, (c) enter into any partnership, joint venture, or sale-leaseback transaction, (d) any acquisition of any property, assets or liabilities, (e) borrow from or loan any money or credit or make advances to, (f) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to or investment in, (g) capitalize or forgive any Indebtedness or other obligation owed, (h) pay any dividends to, (i) guaranty any obligations of or (j) enter into or engage in any other transactions, relationship or activity.

                  8.17. Maintenance of Corporate Separateness; Etc. The Borrower will not, and will not permit any of its Subsidiaries to, (a) fail to satisfy customary corporate formalities, including, without limitation, (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate offices and records and (iii) the maintenance of separate bank accounts in its own name; (b) fail to act solely in its own corporate name and through its authorized officers and agents; (c) permit any individual who is an officer, employee, director or shareholder of the Borrower or any of its Subsidiaries to be an officer, employee, director or shareholder of any LS Company; (d) commingle any money or other assets of the Borrower or any of its Subsidiaries with any money or other assets of any LS Company; (e) distribute financial statements to any creditor which fail to clearly establish the separateness of each LS Company from the Borrower and each of its Subsidiaries; or (f) take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate corporate existence of each of the Borrower and each of its Subsidiaries from the LS Companies being ignored, or the assets and liabilities of the Borrower of any of its Subsidiaries being substantively consolidated with those of any LS Company in a bankruptcy, reorganization or other insolvency proceeding.

                  SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document;

                  9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.11, 7.14 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by any Agent or the Required Banks; or

                  9.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of their Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $5,000,000 at any one time; or

                  9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, bankruptcy, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
4975 or 4980 of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more Retiree Welfare Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events will have a Material Adverse Effect; or

                  9.07 Security Documents. (a) Except in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, other than Collateral with an aggregate value of less than or equal to $100,000), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default (except to the extent that same will adversely affect the continued perfection and priority of the Liens created by any such Security Document in Collateral with an aggregate value in excess of $100,000, in which case clause (a) of this
Section 9.07 will be applicable) shall continue unremedied for a period of 30 days; or

                  9.08 Guaranties. The Guaranties or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

                  9.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $5,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  9.10 Ownership. A Change of Control Event shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Bank to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower or a Subsidiary Guarantor, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

                  SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "A Term Loan" shall have the meaning provided in Section 1.01(A)(a).

                  "A Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "A Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or Section 9.

                  "A Term Loan Facility" shall mean the Facility evidenced by the Total A Term Loan Commitment.

                  "A Term Loan Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

                  "A Term Note" shall have the meaning provided in Section 1.05(a).

                  "A TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the sum of the aggregate principal amount of all A Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

                  "Additional Permitted Preferred Stock" shall mean preferred stock of the Borrower the terms of which shall be required to be reasonably acceptable to the Administrative Agent.

                  "Additional Security Documents" shall have the meaning provided in Section 7.11(a).

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 11.10.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. In addition, for the purpose of this Agreement, an Affiliate of Lee shall include any Lee Investor or any investment fund under common control with the Lee Investors, and an Affiliate of Belron shall include any Belron Investor or any investment fund under common control with the Belron Investors. Notwithstanding the foregoing, none of the Banks or any of their respective affiliates shall be deemed to be Affiliates of the Borrower or its Subsidiaries.

                  "Agents" shall mean the Administrative Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent.

                  "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (i) such Bank's A Term Loan Commitment at such time, if any, (ii) such Bank's B Term Loan Commitment at such time, if any,
(iii) such Bank's C Term Loan Commitment at such time, if any, and (iv) such Bank's Revolving Credit Commitment at such time, if any, less the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (y) such Bank's Revolving Percentage of the Letter of Credit Outstandings at such time.

                  "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

                  "Applicable Base Rate Margin" shall mean initially (i) in the case of A Term Loans, Revolving Loans and Swingline Loans, .50%, (ii) in the case of B Term Loans, 1.00% and (iii) in the case of C Term Loans, 1.25%; provided that from and after the day which is nine months after the Initial Borrowing Date, the Applicable Base Rate Margin will be determined pursuant to the Pricing Grid.

                  "Applicable Eurodollar Margin" shall mean initially (i) in the case of A Term Loans and Revolving Loans, 1.50%, (ii) in the case of B Term Loans, 2.00% and (iii) in the case of C Term Loans, 2.25%; provided that from and after the day that is nine months after the Initial Borrowing Date, the Applicable Eurodollar Margin will be determined pursuant to the Pricing Grid.

                  "Arranger" shall mean Chase Securities Inc.

                  "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the Borrower or any such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business and (ii) sales of assets pursuant to Sections 8.02(f), (g), (h), (i) and (k).

                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

                  "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower, in each case to the extent reasonably acceptable to the Agent.

                  "B Banks" shall have the meaning provided in Section 4.02(C).

                  "B Term Loan" shall have the meaning provided in Section 1.01(A)(b).

                  "B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "B Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or Section 9.

                  "B Term Loan Facility" shall mean the Facility evidenced by the Total B Term Loan Commitment.

                  "B Term Loan Maturity Date" shall mean the seventh anniversary of the Initial Borrowing Date.

                  "B Term Note" shall have the meaning provided in Section 1.05(a).

                  "B TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Revolving Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Revolving Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(A)(d), 1.01(C) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Base Rate" for any day shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate in effect on such day and (y) the Prime Rate in effect on such day.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Belron" shall mean Belron (USA) BV, a Dutch corporation.

                  "Belron Affiliates" shall mean any Affiliate of Belron, provided that for purposes of the definition of "Change of Control Event", the term Belron Affiliate shall not include any portfolio company of either Belron or any Affiliate of Belron.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement. "Borrower Common Stock" shall be as described in
Schedule 6.16.

                  "Borrower Preferred Stock" shall be as described in Schedule 6.16, provided that such preferred stock shall only pay non-cash dividends (except to the extent accumulated dividends may be redeemed pursuant to subsection 8.07(iii)).

                  "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "C Banks" shall have the meaning provided in Section 4.02(C).

                  "C Term Loan" shall have the meaning provided in Section 1.01(A)(c).

                  "C Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "C Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or Section 9.

                  "C Term Loan Facility" shall mean the Facility evidenced by the Total C Term Loan Commitment.

                  "C Term Loan Maturity Date" shall mean the eighth anniversary of the Initial Borrowing Date.

                  "C Term Note" shall have the meaning provided in Section 1.05(a).

                  "C TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person for plant, property and equipment which should be capitalized in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP).

                  "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "CarComp" shall mean CarComp Services, Inc., an Illinois corporation.


                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of
(x) any Bank or (y) any bank, or holding company of such bank, whose short-term commercial paper rating or that of its parent company from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any of its Subsidiaries from such Asset Sale.

                  "Change of Control Event" shall mean the occurrence of any of the following: (i) prior to the Second Borrowing Date (a) prior to the date of an initial registered public offering by the Borrower of Borrower Common Stock, the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in the Borrower's capital stock free of Liens except Liens, if any, created by the Pledge Agreement or (b) on or after the date of an initial registered public offering by the Borrower of Borrower Common Stock, (A) any other Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Initial Borrowing Date) shall own more than 20% of the voting and/or economic interest in the Borrower's capital stock, (B) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (C) the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 50.5% of the voting interest and at least 50.5% of the economic interest in the Borrower's capital stock free of Liens except Liens, if any, created by the Pledge Agreement; (ii) from and after the Second Borrowing Date (a) prior to the date of an initial registered public offering by the Borrower of Borrower Common Stock, the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 50.5% of the voting interest and at least 50.5% of the economic interest in the Borrower's capital stock free of Liens except Liens, if any, created by the Pledge Agreement or shall cease to own on a fully diluted basis sufficient shares of capital stock of the Borrower as entitle it to elect at least a majority of the members of the Board of Directors of the Borrower, (b) on or after the date of an initial registered public offering by the Borrower of Borrower Common Stock,
(A) any other Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Initial Borrowing
Date) shall own more than 20% of the voting and/or economic interest in the Borrower's capital stock (other than the Permitted Holders who are not Qualified Permitted Holders), (B) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (C) the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 40% of the economic or voting interest in the Borrower's capital stock free of Liens except Liens, if any, created by the Pledge Agreement; or (iii) a "change of control" or similar event shall occur as provided in the Senior Subordinated Note Indenture.

                  "Chase" shall mean The Chase Manhattan Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

                  "Commitment" shall mean, with respect to each Bank, such Bank's A Term Loan Commitment, B Term Loan Commitment, C Term Loan Commitment and Revolving Credit Commitment.

                  "Commitment Fee" shall have the meaning provided in Section 3.01(a).

                  "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated December 1997 relating to the Facilities.

                  "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of the Borrower and its Subsidiaries at such time determined on a consolidated basis.

                  "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

                  "Consolidated Debt" shall mean, at any time, all Indebtedness (excluding Indebtedness of the type described in clause (vii) of the definition of Indebtedness) of the Borrower and its Subsidiaries determined on a consolidated basis which would be reflected on a consolidated balance sheet at such time in accordance with GAAP.

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of the Borrower and its Subsidiaries, before total interest expense (whether cash or non-cash) and provisions for taxes based on income, and determined (i) without giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business, (ii) without giving effect to any impact from the LIFO method of inventory accounting, (iii) without giving effect to any noncash charge (other than depreciation or amortization) deducted in determining Consolidated Net Income for such period, including non-cash charges related to the issuance by the Borrower or any of its Subsidiaries of stock, warrants or options to management (or any exercise of any such warrants or options), (iv) without giving effect to any compensation expense incurred in connection with the Merger or the Recapitalization (including, without limitation, the Transaction Bonuses), (v) without giving effect to nonrecurring charges, noncash charges or documented cash charges, in each case deducted in determining Consolidated Net Income for such period and related to the Transaction (including, for example, one-time expenses associated with the integration of corporate systems, temporary service fees and training, moving, relocation and other costs and expenses in connection with the Merger) and (vi) without giving effect to management fees permitted to be paid to Lee and the Lee Affiliates and Belron and the Belron Affiliates pursuant to Section 8.08.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense that were deducted in determining Consolidated EBIT for such period.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of original issue discount, any payments made to obtain any Interest Rate Protection Agreement, deferred financing costs and any interest expense on deferred compensation arrangements and any other non-cash interest to the extent included in total interest expense.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes and before any pay-in-kind or non-cash accumulating dividend on Preferred Stock, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, but excluding any unrealized losses and gains for such period resulting from mark-to-market of Other Hedging Agreements.

                  "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean (i) prior to the Second Borrowing Date, the directors of the Borrower on the Initial Borrowing Date and
(ii) on and after the Second Borrowing Date, the directors of the Borrower on the Second Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

                  "Credit Documents" shall mean this Agreement, the Notes, the Guaranties and each Security Document.

                  "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

                  "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Deficiency" shall have the meaning provided in Section
8.09(b).

                  "Dividends" shall have the meaning provided in Section 8.07.

                  "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Documents" shall mean the Credit Documents, the Merger Documents and the Senior Subordinated Note Documents.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower (and, prior to the Second Borrowing Date, of Vistar) incorporated or organized in the United States or any State or territory thereof.

                  "Effective Date" shall have the meaning provided in Section 12.10.

                  "Eligible Transferee" shall mean and include (i) a commercial bank, financial institution, fund which is regularly engaged in making, purchasing or investing in loans of the type provided for herein or other "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) and (ii) any other Person approved by the Borrower (such approval not to be unreasonably withheld).

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to the Borrower or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any federal, state or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition ("collectively, Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed, at any time following the Initial Borrowing Date, to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period (and rounded upward to the next whole multiple of 1/16 of 1%) divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any basic, marginal, emergency, supplemental, special or other reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to a "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Event of Default" shall have the meaning provided in Section
9.

                  "Excess Cash Flow" shall mean, for any period cash flows from operating activities, as defined by GAAP, minus an amount equal to the sum of
(i) all Capital Expenditures (other than Capital Expenditures made pursuant to
Section 8.09(d), (e) or (f) made during such period that are not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder), (ii) the amount expended with respect to Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures,
(iii) the aggregate principal amount
of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled A Repayment, a Scheduled B Repayment or a Scheduled C Repayment under Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Credit Commitment)), and (iv) the amount of unusual or non-recurring charges that decreased Working Capital during such period.

                  "Excess Cash Flow Period" shall mean each fiscal year of the Borrower commencing with the fiscal year ending FYE 1998.

                  "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of the Borrower (beginning with its fiscal year ending FYE 1998).

                  "Existing Indebtedness" shall have the meaning provided in
Section 6.24.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.13.

                  "Existing Letters of Credit" shall mean the letters of credit described in Schedule 2.01.

                  "Expenditures for Intangible Assets" shall mean, with respect to any Person, the amount of expenditures which are not classified as Capital Expenditures but which were capitalized and not expensed during such period, including the expenditures for the acquisition or development of data bases and for research and development.

                  "FQE1", "FQE2" or "FQE3" shall mean, respectively, the last day of the Borrower's first, second and third fiscal quarters. The first fiscal quarter of each fiscal year begins on the Saturday closest to the last day of the prior calendar year, and continues for 13 calendar weeks. The second and third fiscal quarters continue for successive periods of 13 weeks each, and the fourth fiscal quarter continues for the period of 13 or 14 weeks, as the case may be, until the end of such fiscal year.

                  "FYE" shall mean the end of the designated fiscal year of the Borrower. Each fiscal year ends on the Saturday following closest to the last day of the designated year (which Saturday may fall in the succeeding calendar year).

                  "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the A Term Loan Facility, the B Term Loan Facility, the C Term Loan Facility or the Revolving Credit Facility.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Federal Funds Effective Rate.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

                  "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

                  "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as promulgated by FASB and as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

                  "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Documentation Agent, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

                  "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued by the Borrower to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank, the Administrative Agent, the Documentation Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any of its Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guarantor" shall mean each Subsidiary Guarantor.

                  "Guaranty" shall mean each Subsidiary Guaranty.

                  "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

                  "Initial Borrowing Date" shall mean the date upon which the initial Term Loans are incurred hereunder.

                  "Initial Lending Bank" shall mean each Bank set forth on Annex I identified as an Initial Lending Bank.

                  "Insurance Debt" shall mean Indebtedness of the Borrower, in an aggregate amount not exceeding $14,000,000, in respect of deferred premium payments under liability, casualty or other insurance policies of the Borrower.

                  "Intercompany Loan" shall have the meaning provided in Section 8.06(h).

                  "Intercompany Notes" shall mean promissory notes, in the form of Exhibit K, evidencing Intercompany Loans.

                  "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period; provided that for purposes of calculating such ratio, Consolidated Interest Expense shall not include interest expense incurred in respect of Insurance Debt.

                  "Interest Period" with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Lear Siegler" shall mean Lear Siegler Holdings Corp., a Delaware corporation.

                  "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lee" shall mean Thomas H. Lee Company, a sole proprietorship located in Massachusetts.

                  "Lee Affiliates" shall mean any Affiliate of Lee, provided that for purposes of the definition of "Change of Control Event", the term Lee Affiliate shall not include any portfolio company of either Lee or any Affiliate of Lee.

                  "Lee Investor" shall mean and include Thomas H. Lee Equity Fund, III L.P., Thomas H. Lee Foreign Fund III, L.P. and THL-CCI Limited Partnership, or any limited or general partner, stockholder, officer, employee or consultant of such Lee Investor or any officer, employee or consultant of Lee; provided that for the purposes of making calculations under the definition of "Change of Control Event", the aggregate amount of equity of the Borrower attributable to consultants of Lee and consultants of Lee Investors may not exceed $3,000,000.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fees" shall have the meaning provided in
Section 3.01(b)(i).

                  "Letter of Credit Issuer" shall mean (i) in respect of the Existing Letters of Credit, PNC Bank (but not in respect of any renewal or extension of any Existing Letter of Credit), The Chase Manhattan Bank or Chase Manhattan Bank Delaware and (ii) in respect of other Letters of Credit, Chase Manhattan Bank Delaware.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

                  "Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Debt at such time (excluding Insurance Debt) to (y) Consolidated EBITDA for the Test Period then last ended (or, for the Test Period ending FQE3 1998, Consolidated EBITDA for such Test Period multiplied by 4/3).

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

                  "Loan" shall mean each and every Loan made by any Bank hereunder, including A Term Loans, B Term Loans, C Term Loans, Revolving Loans or Swingline Loans.

                  "LSAC" shall mean L.S. Acquisition Corp., a Delaware corporation.

                  "LS Companies" shall mean Lear Siegler and its subsidiaries.

                  "LSNWY" shall mean LSNWY Corp., a Delaware corporation.

                  "LS Tax Sharing Agreement" shall mean the Tax Sharing Agreement between the Borrower and Lear Siegler in a form reasonably satisfactory to the Administrative Agent.

                  "Majority Banks" of any Facility shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Management Agreements" shall have the meaning provided in
Section 5.13.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(C).

                  "Margin Adjustment Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 7.01(b)(i) or (c)(i), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(b)(i) or (c)(i), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(b)(i) or (c)(i), as the case may be.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                  "Maturity Date" with respect to any Facility shall mean either the A Term Loan Maturity Date, the B Term Loan Maturity Date, the C Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

                  "Maximum Swingline Amount" shall mean $20,000,000.

                  "Merger" shall have the meaning specified in the recitals to this Agreement.

                  "Merger Agreement" shall mean the Merger Agreement dated as of October 10, 1997 as in effect in the Initial Borrowing Date between Vistar and the Borrower.

                  "Merger Documents" shall mean the Merger Agreement and all other agreements and documents relating to the Merger.

                  "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000; (ii) for Revolving Loans, $500,000; and (iii) for Swingline Loans, $50,000.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Mortgage" shall mean each of the mortgages, deeds of trust, deeds to secure debt or other substantially similar instrument granting a Lien on any Mortgaged Property to secure the Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                  "Mortgage Policies" shall have the meaning provided in Section 7.11(g).

                  "Mortgaged Properties" shall mean and include the Real Properties owned by the Borrower and its Domestic Subsidiaries to the extent designated as such on Schedule 6.21.

                  "Multiemployer Plan" shall mean any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries has any liability or contributes (or has at any time within the past five years contributed to or had any liability to contribute).

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

                  "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                  "Note" shall mean each A Term Note, each B Term Note, each C Term Note, each Revolving Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" shall have the meaning provided in
Section 8.02(m).

                  "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

                  "Permitted Holders" shall mean (a) Lee and the Lee Affiliates,
(b) the Lee Investors, (c) each other holder of common stock on the Initial Borrowing Date (each Person which is a Permitted Holder solely by virtue of this clause (c), "a Qualified Permitted Holder"), (d) from and after the Second Borrowing Date, Belron and the Belron Affiliates and (e) senior management employees and directors of the Borrower who acquire common stock of the Borrower within 90 days after the Initial Borrowing Date for an aggregate purchase price not in excess of $5,000,000; provided, however, that (x) to the extent that the aggregate economic interest or voting interest in the Borrower's capital stock legally or beneficially owned by the Qualified Permitted Holders exceeds 20% of the economic or voting interest, as the case may be, in the Borrower's capital stock, such excess shall be deemed not to be owned by the Qualified Permitted Holders for purposes of determining a Change of Control (except for a Change of Control under clause (ii)(b)(A) of the definition thereof).

                  "Permitted Liens" shall have the meaning provided in Section 8.03.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any employee pension benefit plan (within the meaning of section 3(2) of ERISA) which is maintained or contributed to by the Borrower or any of its Subsidiaries, or for which the Company or any of its Subsidiaries has any liability or contingent liability, other than a Multiemployer Plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.10(a).

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledged Securities" shall mean all the Pledged Securities as defined the Pledge Agreement.

                  "Pre-Merger Stock Payments" shall mean the (i) the declaration and payment by the Borrower of a cash dividend of approximately $67,200,000 on its Class A Common Stock, (ii) the declaration and payment by the Borrower of a cash dividend of approximately $4,800,000 (which equals the accrued and unpaid dividends on the Pre-Merger Borrower Preferred Stock) on the Borrower Pre-Merger Preferred Stock and (iii) the redemption in full of the Borrower Pre-Merger Preferred Stock for a redemption price of approximately $58,248,500, all prior to the Second Borrowing Date.

                  "Pre-Merger Borrower Preferred Stock" shall mean the Borrower's 8% Cumulative Preferred Stock which will be redeemed in full prior to the Merger Closing Date.

                  "Preferred Stock" shall mean the Borrower Preferred Stock and any Additional Permitted Preferred Stock.

                  "Pricing Grid" shall mean the pricing grid attached hereto as Annex III.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City, the Prime Rate to change when and as such publicly announced rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Projections" shall have the meaning provided in Section 5.16.

                  "Qualified Permitted Holders" shall have the meaning specified in the definition of "Permitted Holders."

                  "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recapitalization" shall mean the recapitalization of the Borrower pursuant to, and in accordance with the terms of, the Recapitalization Documents.

                  "Recapitalization Agreement" shall mean the Recapitalization Agreement and Plan of Merger and Stock Purchase Agreement dated as of November 8, 1996, as amended and as in effect on the Initial Borrowing Date by and among Lear Siegler, the LS Selling Stockholders (as defined therein), the Borrower, LSNWY and LSAC.

                  "Recapitalization Documents" shall mean the Recapitalization Agreement and all other agreements and documents relating to the Recapitalization.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries,
(ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.03.

                  "Register" shall have the meaning provided in subsection 12.04(c).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

                  "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Bank" shall have the meaning provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required Banks" shall mean collectively (and not individually) Non-Defaulting Banks the sum of whose outstanding Term Loans, Term Loan Commitments, Revolving Credit Commitments (or, if after the Total Revolving Credit Commitment has been terminated, outstanding Revolving Loans and Revolving Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks, or the Total Term Loan Commitment then in effect and
(ii) the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of Defaulting Banks (or, if after the Total Revolving Credit Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Revolving Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

                  "Retiree Welfare Plan" shall mean any employee welfare benefit plan (within the meaning of section 3(1) of ERISA) which provides benefits to retired or other former employees of the Borrower or any of its Subsidiaries (other than continuation of group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or pursuant to applicable State law).

                  "Returns" shall have the meaning provided in Section 6.23.

                  "Revolving Bank" shall mean at any time each Bank with a Revolving Credit Commitment or with outstanding Revolving Loans.

                  "Revolving Credit Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Credit Commitment," as the same may be reduced from time to time pursuant to Section 3.02, Section 3.03 and/or Section 9.

                  "Revolving Credit Facility" shall mean the Facility evidenced by the Total Revolving Credit Commitment.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(A)(d).

                  "Revolving Loan Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Revolving Percentage" shall mean at any time for each Revolving Bank, with respect to Revolving Loans, Swingline Loans and Letters of Credit, the percentage obtained by dividing such Revolving Bank's Revolving Credit Commitment by the Total Revolving Credit Commitment, provided that if the Total Revolving Credit Commitment has been terminated, the Revolving Percentage of each Revolving Bank shall be determined by dividing such Revolving Bank's Revolving Credit Commitment immediately prior to such termination by the Total Revolving Credit Commitment immediately prior to such termination.

                  "Rollover Amount" shall have the meaning provided in Section 8.09(b).

                  "Safelite" shall mean the Borrower prior to the effectiveness of the Merger.

                  "Scheduled A Repayment" shall have the meaning provided in
Section 4.02(A)(b)(i).

                  "Scheduled B Repayment" shall have the meaning provided in
Section 4.02(A)(b)(ii).

                  "Scheduled C Repayment" shall have the meaning provided in
Section 4.02(A)(b)(iii).

                  "Scheduled Repayment" shall mean any Scheduled A Repayment, any Scheduled B Repayment or any Scheduled C Repayment.

                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  "Second Borrowing Date" shall mean the first Borrowing Date after the Initial Borrowing Date, on which date the conditions set forth in part
(b) of Section 5 shall be satisfied.

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Secured Creditors" shall have the meaning provided in the Security Documents.

                  "Security Agreement" shall have the meaning provided in
Section 5.10(b).

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, each Mortgage, and each Additional Security Document, if any.

                  "Senior Subordinated Note Documents" shall mean and include each of the Senior Subordinated Note Indenture and the Senior Subordinated Notes, as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                  "Senior Subordinated Note Indenture" shall mean the Indenture dated as of December 20, 1996 among the Borrower and the Subsidiary Guarantors and Fleet National Bank, as trustee, as amended in connection with the Senior Subordinated Notes Consent Solicitation, and any other Indentures that may be entered into by and between the Borrower and the Subsidiary Guarantors and the trustee for the holders of the Senior Subordinated Notes or the purchaser, of the Senior Subordinated Notes, as applicable, in the form referred to in, or having the terms permitted by, Section 8.04(c), as the same may be entered into, modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Senior Subordinated Notes" shall mean the 9-7/8% Senior Subordinated Notes due 2006 of the Borrower and any other senior subordinated notes of the Borrower that may be issued pursuant to a Senior Subordinated Note Indenture and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                  "Senior Subordinated Notes Consent Solicitation" shall mean the solicitation by the Borrower of consents from holders of the Subordinated Notes to amend the Subordinated Indenture pursuant to the Consent Solicitation Statement dated November 28, 1997.

                  "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by the Borrower or any of its Subsidiaries in the form of Exhibit L.

                  "Shareholders' Agreements" shall have the meaning set forth in
Section 5.13.

                  "S&P" shall mean Standard & Poor's Corporation Ratings Services, a division of McGraw-Hill.

                  "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower (other than a Foreign Subsidiary except to the extent otherwise provided in Section 7.13) that is or becomes a party to the Subsidiary Guaranty.

                  "Subsidiary Guaranty" shall mean each subsidiary guaranty, in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof).

                  "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(B).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Syndication Date" shall mean that date upon which the Agents determine (and notify the Borrower) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 12.04(b)) has been completed.

                  "Tax Allocation Agreements" shall have the meaning provided in
Section 5.13.

                  "Taxes" shall have the meaning provided in Section 4.04.

                  "Term Loan" shall mean each A Term Loan, each B Term Loan and each C Term Loan.

                  "Term Loan Commitment" shall mean, with respect to each Bank at any time, the sum of the A Term Loan Commitment, the B Term Loan Commitment and the C Term Loan Commitment of such Bank at such time.

                  "Term Loan Facilities" shall mean the A Term Loan Facility, the B Term Loan Facility and the C Term Loan Facility.

                  "Test Period" shall mean for any determination made on a specific date, the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period); provided that the Test Period for FQE3 1998 shall mean the period beginning on January 1, 1998 and ending on the last day of FQE3 1998.

                  "Total A Term Loan Commitment" shall mean the sum of the A Term Loan Commitments of each of the Banks.

                  "Total B Term Loan Commitment" shall mean the sum of the B Term Loan Commitments of each of the Banks.

                  "Total C Term Loan Commitment" shall mean the sum of the C Term Loan Commitment of each of the Banks.

                  "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

                  "Total Revolving Credit Commitment" shall mean the sum of the Revolving Credit Commitments of each of the Banks.

                  "Total Term Loan Commitment" shall mean the sum of the Total A Term Loan Commitment, the Total B Term Loan Commitment and the Total C Term Loan Commitment.

                  "Total Unutilized Revolving Credit Commitment" shall mean, at any time, (i) the Total Revolving Credit Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans at such time plus the Letter of Credit Outstandings at such time.

                  "Transaction" shall mean, collectively, (i) the Merger, (ii) the incurrence of Loans and the issuance of Letters of Credit on the Initial Borrowing Date and the Second Borrowing Date, (iii) the Senior Subordinated Notes Consent Solicitation and the amendment of the Senior Subordinated Note Indenture in connection therewith, (iv) the refinancing on the Initial Borrowing Date of substantially all Indebtedness of the Borrower and its Subsidiaries (other than the Senior Subordinated Notes, the Insurance Debt and the Existing Indebtedness), (v) the refinancing on the Second Borrowing Date of substantially all Indebtedness of Vistar and its Subsidiaries, (vi) the payment of the consideration for the Merger to the Vistar shareholders in accordance with the Merger Agreement on the Second Borrowing Date, (vii) the making on the Initial Borrowing Date of the Pre-Merger Stock Payments and (viii) the payment of fees and expenses in connection with the foregoing.

                  "Transaction Bonuses" shall mean, collectively, (i) the cash bonuses in an aggregate amount of up to $1,000,000 paid to members of management of the Borrower in connection with the Transaction, (ii) the acceleration of the vesting of stock options held by certain members of management of the Borrower to purchase an aggregate 160,000 shares of the Company's pre-Merger Class A Common Stock and (iii) in connection with the consummation of the Merger, the forgiveness by the Borrower of up to $4,000,000 of payments owed to the Borrower and Vistar by certain stockholders and members of management of the Borrower and Vistar.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

                  "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

                  "Vistar" shall have the meaning specified in the recitals to this Agreement.

                  "Vistar Subsidiaries" shall mean Subsidiaries of Vistar immediately prior to the Second Borrowing Date.

                  "Waivable Mandatory Repayment" shall have the meaning provided in Section 4.02(C).

                  "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

                  "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                  SECTION 11. The Agents.

                  11.01 Appointment. Each Bank hereby irrevocably designates and appoints Chase as Administrative Agent of such Bank (such term to include for purposes of this Section 11, Chase acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Banks, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

                  11.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

                  11.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Banks or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                  11.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  11.06 Nonreliance on Administrative Agent and other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  11.07 Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided that no Bank shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent. To the extent any Bank would be required to indemnify the Administrative Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Bank, such Defaulting Bank shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Bank shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Bank under this Section 11.07 over the aggregate amount such Bank would have been obligated to pay had such first Bank not been a Defaulting Bank. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

                  11.08 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                  11.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.10 Resignation of the Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 20 days' notice to the Banks. Upon the resignation of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent which is a bank or a trust company for the Banks subject to prior approval by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of the Administrative Agent hereunder, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  11.11 Documentation Agent, Syndication Agent and Co-Agents. The Documentation Agent and the Syndication Agent shall have no duties or liabilities under the Credit Documents in such capacity.

                  11.12 Letter of Credit Issuer. The provisions of this Section 11 shall apply to the Letter of Credit Issuer in its capacity as such, mutatis mutandis.


                  SECTION 12. Miscellaneous.

                  12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and requested by the Borrower and in connection with the Agents' syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each of the Agents and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and the Banks), provided that the Borrower shall be obligated to pay the fees and disbursements of only one counsel to the Agents and the Banks pursuant to this clause (ii) unless an Agent or Bank notifies the Borrower that it reasonably believes that its legal position differs from the other Agents or Banks or that it may be subject to different claims or defenses than the other Agents and Banks, in which case the Borrower will also pay the reasonable fees and disbursements of counsel (including in-house counsel) of such Agent or Bank;
(iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Agent and each Bank, their respective officers, directors, trustees, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

                  12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent or such Bank (including, without limitation, by branches and agencies of such Agent and such Bank wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Borrower or any of its Subsidiaries to such Agent or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower or any of its Subsidiaries purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 12.02, no Bank shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Banks so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Banks and may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

                  12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

                  12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder

(and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Credit Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 (or at least $1,000,000 in the case of any assignment by Chase within fourteen Business Days of the Initial Borrowing Date) in the aggregate for the assigning Bank or assigning Banks, of such Revolving Credit Commitments and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank to the extent it is retaining any Commitments or Loans, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.04(c). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or Loans but shall continue to be entitled to the benefit of all indemnities hereunder with respect to matters arising out of the prior involvement of such assignor as a Bank hereunder. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in
Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.04(c), to maintain a register (the "Register") on which it will record the names and addresses of the Banks and the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.04(c) except when caused by the gross negligence or willful misconduct of the Administrative Agent.

                  (d) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Banks to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the FYE 1997 financial statements delivered to the Banks pursuant to Section 7.01(c) except that such computations shall not in any event
(i) give effect to purchase accounting adjustments required or permitted by APB 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Borrower) and APB 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Borrower) or (ii) give effect to any charges in connection with accounting for the Merger or the Recapitalization.

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days, provided that interest on Base Rate Loans based on the Prime Rate shall be computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

                  12.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent, the Documentation Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Credit Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of Chase or the Letter of Credit Issuer, as the case may be, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (w) without the consent of any Agent, amend, modify or waive any provision of Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Facility which is being allocated a lesser prepayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments (or commitment reduction), as between the various Facilities pursuant to Section 4.01(a) and 4.02(B)(b) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (z) without the consent of the Majority Banks of the respective Facility, amend the definition of Majority Banks or amend, modify or waive the order of the application of any payment or prepayment or (aa) without the consent of the Majority Banks of each Facility, amend, modify or waive any Scheduled Repayment of any Facility (without extending the final scheduled maturity thereof); and provided further, that any amendment of this Agreement entered into pursuant to Section 7.10 shall require the consent of only the Borrower and the Administrative Agent. A waiver or amendment to cure any Default or Event of Default shall not be effective for purposes of Section 5.33 unless such waiver or amendment has been consented to by the Majority Banks under the Revolving Credit Facility.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (v), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting banks whose individual consent is required are treated as described in either clause
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

                  12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making, repayment and assignment of the Loans.

                  12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

                  12.15 Confidentiality. (a) Each of the Banks agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the National Association of Insurance Commissioners (to the extent necessary to receive the benefits of any law or regulation governing such Bank's investments), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information abut such Bank's investment portfolio in connection with ratings issued with respect to such Bank, (f) to any prospective transferee or participant in connection with any contemplated assignment, grant of a participation or transfer of any of the Commitments and/or Loans or any interest therein by such Bank and (g) any direct or indirect counterparty with a Bank or its affiliate in a swap agreement with respect to such Bank's Loans; provided, that, in the case of clauses (f) and (g), such prospective transferee or contractual counterparty executes an agreement with such Bank, for the benefit of such Bank and the Borrower, containing provisions substantially identical to those contained in this Section.

                  (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section
12.15 to the same extent as such Bank).

                  12.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  12.17 Integration. This Agreement and the other Credit Documents represent the entire agreement of the Credit Parties, the Agents and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Credit Party, any Agent or any Bank relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

                  12.18 Syndication. The parties acknowledge that the Initial Borrowing Date and the Second Borrowing Date occurred on December 17, 1997 and December 18, 1997, respectively. In order to consummate the syndication of the Facilities, each Bank (other than the Initial Banks) which signs this Agreement on or before December 23, 1997 will be deemed to become a party hereto as a Bank hereunder on December 23, 1997 having the Commitment set forth on Annex I. On December 23, 1997, the Borrower and the Banks shall make such payments as shall be requested by the Administrative Agent with the result that, after giving effect thereto, the Loans outstanding under each Facility are held by Banks lending under such Facility in accordance with the respective commitment amounts for such Facility set forth as Annex I.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                        SAFELITE GLASS CORP.



                                        By: /s/ Douglas A. Herron
                                            ------------------------------------
                                            Title: Vice President


                                        Address for Notices:

                                        Safelite Glass Corp.
                                        1105 Schrock Road
                                        Columbus, OH  43229

                                        Facsimile No.: (614) 842-3323
                                        Attn: Douglas A. Herron


                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent and as a Bank


                                        By: /s/ Bruce Borden
                                            ------------------------------------
                                            Title: Vice President


                                        BANKERS TRUST COMPANY, as Syndication
                                        Agent and as a Bank


                                        By: /s/ Anthony LoGrippo
                                            ------------------------------------
                                            Title: Vice President


                                        GOLDMAN SACHS CREDIT PARTNERS L.P., as
                                        Documentation Agent and as a Bank


                                        By: /s/ Ed Kearns
                                            ------------------------------------
                                            Title: Vice President

                                   THE BANK OF NOVA SCOTIA, as Co-Agent and as a Bank


                                   By: /s/ F.C.H. Ashby
                                       --------------------------------------
                                       Title: Senior Manager Loan Operation



                                   BANK ONE, NA, as Co-Agent and as a Bank


                                   By: /s/ Thomas D. Igoe
                                       --------------------------------------
                                       Title: Senior Vice President



                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
                                   as Co-Agent and as a Bank


                                   By: /s/ Paul Maleck
                                       --------------------------------------
                                       Title: Vice President



                                   CREDITANSTALT CORPORATE FINANCE, INC.,
                                   as Co-Agent and as a Bank


                                   By: /s/ Chirstina T. Shoen / David E. Yewer
                                       ---------------------------------------
                                       Title: Senior Vice President / Vice
                                              President

                                   CREDIT LYONNAIS CHICAGO BRANCH, as
                                   Co-Agent and as a Bank


                                   By: /s/ Attila Koc
                                       --------------------------------------
                                       Title: First Vice President



                                   FIRST UNION NATIONAL BANK, as Co-Agent
                                   and as a Bank


                                   By: /s/ George L. Woolsey
                                       ------------------------------------
                                       Title: Vice President

                                        FLEET NATIONAL BANK, as Co-Agent and as
                                        a Bank


                                        By: /s/ Eugenie Sullivan
                                            ------------------------------------
                                            Title: Senior Vice President



                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LIMITED, New York Branch, as Co-Agent
                                        and as a Bank


                                        By: /s/ Shuicui Tajima
                                            ------------------------------------
                                            Title:


                                        ABN AMRO BANK, N.V.


                                        By: /s/ Louis K. McLinden Jr.
                                            ------------------------------------
                                            Title: Vice President



                                        By: /s/ Curis Helmeci
                                            ------------------------------------
                                            Title: Vice President



                                        ALLSTATE INSURANCE COMPANY


                                        By: /s/ Charlie Mires
                                            ------------------------------------
                                            Title: Assistant Vice President



                                        By: /s/ Ronald Mendel
                                            ------------------------------------
                                            Title: Portfolio Manager

                                        THE BANK OF NEW YORK


                                        By: /s/ Douglas A. Ober
                                            ------------------------------------
                                            Title: Vice President


                                        BANQUE NATIONALE DE PARIS


                                        By: /s/ Arnaud Collin du Bocage
                                            ------------------------------------
                                            Title: Executive Vice President and
                                                   General Manager


                                        BANQUE PARIBAS


                                        By: /s/ Karen E. Coons
                                            ------------------------------------
                                           Title: Vice President


                                        By: /s/ Rowena P. Festin
                                            ------------------------------------
                                            Title: Vice President


                                        PRIME INCOME TRUST


                                        By: /s/ Rafael Scolari
                                            ------------------------------------
                                            Title: S.V.P. and Portfolio Manager


                                        THE FUJI BANK, LIMITED


                                        By: /s/ Peter L. Chinnici
                                            ------------------------------------
                                            Title: Joint General Manager

                                        ING HIGH INCOME PRINCIPAL PRESERVATION
                                        FUND HOLDINGS, LDC


                                        By: /s/ Kathleen A. Lenacic
                                            ------------------------------------
                                            Title: Vice President and Portfolio
                                                   Manager

                                        LEHMAN COMMERCIAL PAPER INC.


                                        By: /s/ Michele Swanson
                                            ------------------------------------
                                            Title: Authorized Signatory


                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By: /s/ James Dingler
                                            ------------------------------------
                                            Title: Director


                                        NEW YORK LIFE INSURANCE COMPANY


                                        By: /s/ Adam G. Clemens
                                            ------------------------------------
                                            Title: Managing Director


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION

                                        By: NEW YORK LIFE INSURANCE COMPANY


                                        By: /s/ Adam Clemens
                                            ------------------------------------
                                            Title: Managing Director


                                        PILGRIM AMERICA PRIME RATE TRUST


                                        By: /s/ Howard Tiffen
                                            ------------------------------------
                                            Title:  Senior Vice President


                                        PNC BANK, OHIO, NATIONAL ASSOCIATION


                                        By: /s/ Toby B. Rau
                                            ------------------------------------
                                            Title: Assistant Vice President

                                THE TRAVELERS INSURANCE COMPANY


                                By: /s/ Robert M. Mills
                                    ----------------------------------------
                                    Title: Investment Officer


                                KZH-SOLEIL CORPORATION


                                By: /s/ Virginia Conway
                                    ----------------------------------------
                                    Title: Authorized Agent


                                THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH


                                By: /s/ John H. Kenper
                                    ----------------------------------------
                                    Title: Senior Vice President


                                VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                INCOME TRUST


                                By: /s/ Jeffrey W. Maillet
                                    ----------------------------------------
                                    Title: Sr. Vice President and Director


                                MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                                By: /s/ Gilles Marchand, CFA
                                    ----------------------------------------
                                    Title: Authorized Signatory

                                        MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                                        INCOME STRATEGIES PORTFOLIO

                                        By: MERRILL LYNCH ASSET MANAGEMENT,
                                        L.P., as Investment Adviser


                                        By: /s/ Gilles Marchand, CFA
                                            ------------------------------------
                                            Title: Authorized Signatory


                                        CYPRESS TREE BOSTON PARTNERS


                                        By: /s/ Alexander Aikenes
                                            ------------------------------------
                                            Title: Partner